As filed with the Securities and Exchange Commission on July 1, 2004
                                      An Exhibit List can be found on page II-6.
                                                     Registration No. 333-116648

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GLOBAL AXCESS CORP.
                         (Name of small business issuer)


      Nevada                           7299                  88-0199674
(State or other jurisdiction    (Primary standard         (IRS Employer
 of incorporation)               industrial code number)  identification number)

                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082
                                 (904)-280-3950
          (Address and telephone number of principal executive offices and principal place of business)

                     Michael Dodak, Chief Executive Officer
                               GLOBAL AXCESS CORP.
                           224 Ponte Vedra Park Drive
                        Ponte Vedra Beach, Florida 32082
                                 (904)-280-3950
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------ ------------------------ --------------------------- ---------------------------- -------------------
Title of each class of                Amount to be      Proposed maximum offering     Proposed maximum              Amount of
securities to be registered            registered          price per share (1)       aggregate offering price     registration fee
------------------------------ ------------------------ --------------------------- ---------------------------- -------------------
Common stock                          72,688,992              $.55                        $39,978,945.60                $5,065.33
------------------------------ ------------------------ --------------------------- ---------------------------- -------------------
Common stock issuable upon
exercise of common stock
purchase warrants                     52,221,002              $.55                        $28,721,551.10                $3,639.02
------------------------------ ------------------------ --------------------------- ---------------------------- -------------------
Total                                124,909,994                                                                        $8,704.35*
------------------------------ ------------------------ --------------------------- ---------------------------- -------------------
* Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 29, 2004, which was $.55 per share.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 1, 2004

                               GLOBAL AXCESS CORP.
                              124,909,994 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 124,909,994 shares of our common stock, including 72,688,992 shares of common stock and up to 52,221,002 issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "GLXS". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 30, 2004, was $.51.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Global Axcess Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               GLOBAL AXCESS CORP.

Through our wholly owned subsidiaries, we provide various services through our automated teller machine (ATM) network. In addition, we also provide processing services. We currently own, operate or provide management services to 1,087 ATMs in our network. Additionally, through a wholly owned subsidiary, we provide processing services for an additional 351 ATMs owned by independent third parties. For the year ended December 31, 2003, we generated net income of $309,866 as compared to $104,560 for the comparable periods in 2002.In addition, for the three months ended March 31, 2004,we generated net income of $90,170 as compared to a net less of $79,863 for the comparable periods in 2003.

Our principal offices are located at 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida 32082 and our telephone number is (904) 280-3950. We are a Nevada corporation.

------------------------------------------------------------ -----------------------------------------------------------------------
The Offering

------------------------------------------------------------ -----------------------------------------------------------------------
Common stock offered  by selling stockholders............... 124,909,994 shares of common stock, including 72,688,992 shares of common stock and up to 52,221,002 shares of common stock underlying common stock purchase warrants.  This number represents 141% of our total number of shares outstanding assuming the exercise of all common stock purchase warrants.

------------------------------------------------------------ -----------------------------------------------------------------------
Common stock to be outstanding after the offering........... Up to 124,909,994 shares assuming the exercise of all common stock purchase warrants.

------------------------------------------------------------ -----------------------------------------------------------------------
Use of proceeds............................................. We will not receive any proceeds from the sale of the common stock.
                                                             However, we will receive the exercise price for any shares of common stock delivered in connection with the exercise of the common stock purchase warrants.  We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes and acquisitions.

------------------------------------------------------------ -----------------------------------------------------------------------
OTCBB Symbol................................................ GLXS

------------------------------------------------------------ -----------------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 87,842,227 shares of common stock outstanding as of May 20, 2004 and assumes the exercise of warrants by our selling stockholders.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. There are a number of factors that are not identified herein could have a negative effect. Among the factors that could cause actual results to differ materially are the following:

o Changes in laws or card association rules affecting our ability to impose surcharge fees, and continued customer willingness to pay surcharge fees;

o Our ability to form new strategic relationships and maintain existing relationships with issuers of credit cards and national and regional card organizations;

o Our ability to expand our ATM base and transaction processing business;

o The availability of financing at reasonable rates for vault cash and for other corporate purposes, including funding our expansion plans;

o Our ability to maintain our existing relationships with Food Lion and Kash and Karry;

o Our ability to keep our ATMs at other existing locations at reasonable rental rates and to place additional ATMs in preferred locations at reasonable rental rates;

o The extent and nature of competition from financial institutions, credit card processors and third party operators, many of whom have substantially greater resources;

o Our ability to maintain our ATMs and information systems technology without significant system failures or breakdowns;

o Our ability to develop new products and enhance existing products to be offered through ATMs, and our ability to successfully market these products;

o Our ability to identify suitable acquisition candidates, to finance and complete acquisitions and to successfully integrate acquired assets and businesses into existing operations;

o Our ability to retain senior management and other key personnel;

o Our ability to comply with mandated Triple DES configuration; and

o Changes in general economic conditions.

If any of these risk factors occur, they could adversely affect our company and may have a negative impact on our actual future results.

Risks Relating to Our Company

We have a limited operating history which may not be an indicator of our future results

As a result of our limited operating history, our plan for rapid growth, and the increasingly competitive nature of the markets in which we operate, the historical financial data is of limited value in evaluating its future revenue and operating expenses. Our planned expense levels will be based in part on expectations concerning future revenue, which is difficult to forecast accurately based on current plans of expansion and growth. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, general and administrative expenses may increase significantly as we expand operations. To the extent that these expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition will suffer.

We are dependent upon a few key personnel and their loss may negatively impact our results from operations

Our success depends upon the continued contributions of certain key personnel, including, among others, Michael Dodak, our Chief Executive Officer, and David Fann, our President, who may be difficult to replace because of their extensive experience in their fields, extensive market contacts and familiarity with our activities. While we believe we have sufficient cross expertise, if any key management employee were to cease employment, our operating results may suffer. Our future success also depends in large part upon its ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Should we be unable to attract and retain skilled personnel, our performance may suffer.

The termination of our contract with our major customer could negatively impact our results of operations and may result in our ceasing operations

Our contract with a major customer (Food Lion) expired in September 2001. We signed new contracts with Food Lion, and an affiliated company, Kash n Karry, in November 2001. The new contracts included the sites then operating of approximately 550, and included an additional 400 sites. The new contracts were for a five-year period for both the existing sites and the new sites. During fiscal year 2003, we renegotiated these contracts to extend the lives until April 2011 and have in service approximately 670 ATM sites. The sites maintained by Food Lion and Kash n Karry constitute approximately 53% of our total sites and 69.4% of our total revenues. Historically, these sites have generated average revenue per site in excess of other sites. If we were to lose the Food Lion and Kash n Karry accounts, our revenues would be substantially affected.

The continued growth and acceptance of debit cards as a means of payment could negatively impact our results of operations

The use of debit cards by consumers has been growing. Consumers use debit cards to make purchases from merchants, with the amount of the purchase automatically deducted from the consumers' checking accounts. An increasing number of merchants are accepting debit cards as a method of payment, and are also permitting consumers to use the debit cards to obtain cash. The increasing use of debit cards to obtain cash may reduce the number of cash withdrawals from our ATMs, and may adversely affect our revenues from surcharge fees. A continued increased in the use and acceptance of debit cards could have a material adverse effect on our business, results of operations and financial condition.

Any regulation or elimination of surcharge or intercharge fees could have a materially adverse impact on our results of operations

There have been various efforts by both consumer groups and various legislators to eliminate surcharge fees, which comprise a large portion of our revenue. In the event that surcharges are terminated, the revenue generated from cash withdrawal transactions would be significantly reduced and would cause irreparable harm to our results of operations. There have also been efforts by various legislators to eliminate interchange fees. Although this would have a negative immediate impact, we believe, although we cannot guarantee, that the industry will respond by increasing surcharge fees to make up the loss in interchange fees. In the event that the loss of interchange fees could not be passed through via an increase in surcharge fees, the elimination of interchange would severally impact our company.

Mergers, acquisitions and personnel changes at financial institutions and electronic funds transfer networks and independent sales organizations may adversely affect our business, financial condition and results of operations

Currently, the banking industry is consolidating, causing the number of financial institutions and ATM networks to decline. This consolidation could cause us to lose:

o current and potential customers;

o market share if the combined entity determines that it is more efficient to develop in-house products and services similar to ours or use our competitors' product and services; and

o revenue if the combined institution is able to negotiate a greater volume discount for, or discontinue the use of, our products and services.

For example, one of the larger customers of our electronic transaction processing business, the STAR Network, has been purchased by one of our competitors, Concord EFS. Although we have a multi-year processing contract with STAR, we cannot presently predict the possible long-term impact of this acquisition on our business with certainty. The loss of STAR as a processing customer would have an adverse effect on our business

The ATM and electronic transaction processing industries are increasingly competitive, which could adversely impact our results from operations and financial condition.

The ATM business is and can be expected to remain highly competitive. While our principal competition comes from national and regional banks, we also compete with independent ATM companies. All of these competitors offer services similar to or substantially the same as those offered by our company. Most of these competitors are larger, more established and have greater financial and other resources than our company. Such competition could prevent us from obtaining or maintaining desirable locations for our machines or could cause us to reduce our user fees generated by our ATMs or could cause our profits to decline.

The independent ATM business has become increasingly competitive since entities other than banks have entered the market and relatively few barriers exist to entry. We face intense competition from a number of companies. Further, we expect that competition will intensify as the movement towards increasing consolidation within the financial services industry continues. Many of our competitors have significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we do.

In the market for electronic transaction processing, the principal factors on which we compete are price and service levels. The future growth of our revenues in this market is dependent upon securing an increasing volume of transactions. If we cannot control our transaction processing expenses, we may not remain price competitive and our revenues will be adversely affected.

In addition to our current competitors, we expect substantial competition from established and new companies. We cannot assure you that we will be able to compete effectively against current and future competitors. Increased competition could result in price reductions, reduced gross margins or loss of market share.

If our computer network and data centers were to suffer a significant interruption, our business and customer reputation could be adversely impacted and result in a loss of customers

Our ability to provide reliable service largely depends on the efficient and uninterrupted operations of our computer network systems and data centers. Any significant interruptions could severely harm our business and reputation and result in a loss of customers. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Although we have taken steps to prevent a system failure, we cannot be certain that our measures will be successful and that we will not experience system failures. Further, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We may be unable to protect our intellectual property rights, which could have a negative impact on our results of operations

Despite our efforts to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property rights, or otherwise independently develop substantially equivalent products and services. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm our business and ability to compete. We rely on a combination of trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect our trademarks, software and know-how. We have also applied for patent protection on some of the features of our newer products. We may be required to spend significant resources to protect our trade secrets and monitor and police our intellectual property rights.

Third parties may assert infringement claims against us in the future. In particular, there has been a substantial increase in the issuance of business process patents for Internet-related business processes, which may have broad implications for all participants in Internet commerce. Claims for infringement of these patents are becoming an increasing source of litigation. If we become subject to an infringement claim, we may be required to modify our products, services and technologies or obtain a license to permit our continued use of those rights. We may not be able to do either of these things in a timely manner or upon reasonable terms and conditions. Failure to do so could seriously harm our business and operating results. In addition, future litigation relating to infringement claims could result in substantial costs to us and a diversion of management resources. Adverse determinations in any litigation or proceeding could also subject us to significant liabilities and could prevent us from using some of our products, services or technologies.

Risks Related To Our Stock

The substantial number of shares that are or will be eligible for sale, including the 124,909,994 shares of common stock being registered pursuant to this prospectus, which, assuming the exercise of all of our warrants, would represent 141% of our total outstanding shares, could cause our common stock price to decline even if we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of May 20, 2004, we have outstanding warrants to purchase 52,221,002 shares which are being registered pursuant to this prospectus and we are also registering 72,688,992 shares of common stock pursuant to our prospectus. Assuming the exercise of all of our warrants, the shares being registered pursuant to this prospectus would represent 142% of our total outstanding.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Nevada law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 25,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive funds upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We are authorized to issue a total of 225,000,000 shares of common stock, and 25,000,000 shares of preferred stock. We do not currently have any shares of our preferred stock outstanding. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "GLXS". As of May 20, 2004, there were 87,842,227 shares of our common stock issued and outstanding.

On May 20, 2004, there were 717 registered holders of record of our common stock. Because many of such shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. The following table sets forth the high and low sales price per share of our common stock.

                                     Price Range
                                    -------------
                                      High   Low
                                    ------- -----
Fiscal 2004
  First Quarter                     $ 1.25   .37
  Second Quarter                    $  .82   .51
Fiscal 2003:
  First Quarter                     $  .15   .06
  Second Quarter                       .29   .06
  Third Quarter                        .36   .17
  Fourth Quarter                       .36   .30
  Fiscal Year                          .36   .06

Fiscal 2002:
  First Quarter                     $  .07   .04
  Second Quarter                       .56   .06
  Third Quarter                        .44   .17
  Fourth Quarter                       .21   .06
  Fiscal Year                          .56   .04

We have paid no dividends on our common stock during the fiscal year ended December 31, 2003, or during any period of the Company's existence.

The declaration of future dividends, whether in cash or in-kind, is within the discretion of the Board of Directors and will depend upon business conditions, our results of operations, our financial condition, and other factors.

Securities authorized for issuance under equity compensation plans:

As of December 31, 2003, we had the following securities authorized for issuance under the equity compensation plans:

                                                                                                         Number of
                                                                                                         securities
                                                                  Number of                              remaining
                                                                  Securities                             available for
                                                                  to be issued                           future issuance
Plan Category                                                     upon           Weighted-               under equity
                                                                  exercise of    avererage exercise      compensation
                                                                  outstanding    price of                plans (excluding
                                                                  options,       outstanding options,    securities
                                                                  warrants and   warrants and            reflected in
                                                                  rights         rights                  column (a)
Equity compensation plans approved by security holders
     Stock Options                                                9,335,000        $ 0.53                3,165,000
     Warrants                                                     1,333,316        $ 9.17                   --
Equity compensation plans not approved by security holders             --           --                     --
Total                                                            10,668,316        $ 1.61                3,165,000

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Critical Accounting Policies

The fundamental objective of financial reporting is to provide useful information that allows a reader to comprehend our business activities. To aid in that understanding, management has identified our "critical accounting policies". When more than one accounting principle, or the method of its application, is generally accepted, management selects the principle or method that is appropriate in the specific circumstances. Application of these accounting principles requires our management to make estimates about the future resolution of existing uncertainties. As a result, actual results could differ from these estimates. Accordingly, these policies have the potential to have a significant impact on our financial statements, either because of the significance of the financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature. In preparing these financial statements, management has made its best estimates and judgments of the amounts and disclosures included in the financial statements, giving due regard to materiality. Except as separately discussed, we do not believe there is a great likelihood that materially different amounts would be reported under different conditions or by using different assumptions pertaining to the accounting policies described below.

Revenue Recognition Policies. We recognize revenues as ATM card holders use ATMs or as services are rendered to customers. In connection with recording revenue, estimates and assumptions are required in determining the expected conversion of the revenue streams to cash collected. The reserve estimation process requires that management make assumptions based on historical results, future expectations, the industry's economic and competitive environment, changes in the creditworthiness of our customers, and other relevant factors. Revenues are also adjusted with positive and negative processing accruals occurring in the operation of the Company's ATM network in the ordinary course of business. It is the policy of the Company to book as revenue all surcharge and interchange it receives, whether for its owned ATMs or for those it manages. In the case of managed ATMs, we then book as a commission all monies paid to the owners of the ATMs. Where we provide only processing services through our wholly owned subsidiary, EFT Integration, we only records the fees we charge to our customers as revenue. During consolidation of the financial statements we eliminate the revenue earned by EFT Integration for the processing of our owned or managed ATMs. Surcharge fees are fees assessed directly to the consumer utilizing the ATM terminals owned by our company. The surcharge fees assessed range from $1.50 to $2.50 based upon a cash withdrawal transaction from the ATM terminals.

Interchange fees are fees assessed directly to the card issuer of the consumer. The interchange fees are comprised of two fees:

     o an interchange fee ranging from approximately $0.40 to $0.55 based upon each cash withdrawal transaction; and

     o an interchange fee ranging from approximately $0.15 to $0.25 based upon an account inquiry by the consumer.

Processing fees are earned by EFT Integration, a wholly owned subsidiary of Nationwide Money Services, for the switching of transactions between the ATMs and the cardholders bank(s). The processing fees earned by EFTI for the switching of transactions for Nationwide Money Services, Inc.'s ATMs are eliminated at time of consolidation. However, EFTI switches transactions for companies other than Nationwide Money Services.

Management fees are charged to various companies or individuals that use the services of Nationwide Money Services to operate their ATMs. These fees are for services such as cash management, project management and account management.

Revenue from the sale of products developed by Axcess Technology Corporation is recognized when the products are delivered and invoiced. Revenue and expenses for software produced by Axcess Technology Corporation and sold to the Company's subsidiaries is eliminated during consolidation of the Company's financial statements.

Allowance of Uncollectible Accounts Receivable. Accounts receivable have been reduced by an allowance for amounts that may become uncollectible in the future. This estimated allowance is based primarily on management's evaluation of the financial condition of the customer and historical experience.

Equipment. ATM equipment comprises a significant portion of our total assets. Changes in technology or changes in our intended use of these assets may cause the estimated period of use or the value of these assets to change. We perform annual internal studies to confirm the appropriateness of estimated economic useful lives for each category of current equipment. Estimates and assumptions used in setting depreciable lives require both judgment and estimates.

Stock-based compensation - We apply Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

Impairment of Long-Lived Assets - We review long-lived assets a for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell.

Recent Accounting Pronouncements

In January 2003, The FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics:

     o the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity;
     o the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or
     o the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46 also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS
140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

Overview

Through our wholly owned subsidiaries, we own and operate Automatic Teller Machines ("ATM") with locations primarily in the Eastern United States. Our revenues are principally derived from two types of fees, which we charge for processing transactions on our ATM network. We receive an interchange fee from the issuer of the credit or debit card for processing a transaction when a cardholder uses an ATM in our network. In addition, in most cases we receive a surcharge fee from the cardholder when the cardholder makes a cash withdrawal from an ATM in our network.

Interchange fees are processing fees that are paid by the issuer of the credit or debit card used in a transaction. Interchange fees vary for cash withdrawals, balance inquiries, account transfers or uncompleted transactions, the primary types of transactions that are currently processed on ATMs in our network. The maximum amount of the interchange fees is established by the national and regional card organizations and credit card issuers with whom we have a relationship. We receive interchange fee for transactions on ATMs that we own, but sometimes we rebate a portion of the fee to the owner of the ATM location under the applicable lease for the ATM site. We also receive the interchange fee for transactions on ATMs owned by third party vendors included within our network, but we rebate all or a portion of each fee to the third party vendor based upon negotiations between us. The interchange fees received by us vary from network to network and to some extent from issuer to issuer, but generally range from $0.15 to $0.55 per cash withdrawal. Interchange fees for balance inquiries, account transfers and denied transactions are generally substantially less than fees for cash withdrawals. The interchange fees received by us from the card issuer are independent of the service fees charged by the card issuer to the cardholder in connection with ATM transactions. Service fees charged by card issuers to cardholders in connection with transactions through our network range from zero to as much as $2.50 per transaction. We do not receive any portion of these service fees.

In most markets we impose a surcharge fee for cash withdrawals. Surcharge fees are a substantial additional source of revenue for us and other ATM network operators. The surcharge fee for ATMs in our network ranges between $1.50 and $2.50 per withdrawal. The surcharge fee for other ATMs in our network ranges between $0.50 and $7.50 per withdrawal. We receive the full surcharge fee for cash withdrawal transactions on ATMs that we own, but often we rebate a portion of the fee to the owner of the ATM location under the applicable lease for the ATM site. We also receive the full surcharge fee for cash withdrawal transactions on ATMs owned by third party vendors included within our network, but we rebate a all or a portion of each fee to the third party vendor based upon a variety of factors, including transaction volume and the party responsible for supplying vault cash to the ATM.

In addition to revenues derived from interchange and surcharge fees, we also derive revenues from providing network management services to third parties owning ATMs included in our ATM network. These services include 24 hour transaction processing, monitoring and notification of ATM status and cash condition, notification of ATM service interruptions, in some cases, dispatch of field service personnel for necessary service calls and cash settlement and reporting services. The fees for these services are paid by the owners of the ATMs.

Interchange fees are credited to us by networks and credit card issuers on a monthly basis and are paid to us in the following month by the 10th business day. Surcharge fees are charged to the cardholder and credited to us by networks and credit card issuers on a daily basis. We periodically rebate the portion of these fees owed to ATM owners and owners of ATM locations. Fees for network management services are generally paid to us on a monthly basis.

Our mission is to become a leading global ATM network and services provider through network acquisition and internal development of value-added turnkey, consumer and business-to-business transaction solutions and products. We believe we are positioning ourselves to leverage our advanced technology, internal processing, economies of scale and industry knowledge to capture a larger portion of the non-bank ATM market. Importantly, having both project management and transaction processing allows us to successfully compete in our industry. When coupled with third-party products, we will be in a position to increase the financial services offered by the ATM. These future financial and digital-based products will be targeted towards the traditional ATM customer, as well as potential new ATM customers. Although we have historically focused our operations mainly in the Eastern region of the United States, we have commenced expansion of our operations throughout the U.S.

Comparison of Results of Operations for the Three Months Ended March, 2004 and 2003

Revenues. We reported total revenue of $2,800,481 for the three month period ended March 31, 2004 as compared to $2,447,877 for the three month period ended March 31, 2003. This increase in the three month revenues are mainly due to higher interchange revenue from newly acquired ATM merchant locations and increased internal sales of ATMs.

Cost of Revenues. Our total cost of revenues decreased from $1,634,212 to $1,577,667 in the three month periods ended March 31, 2003 and 2004, respectively. The principal components of cost of revenues are cost of cash and cash replenishment, maintenance, salaries, telecommunication services and transaction processing charges, interchange and surcharge rebates, and ATM site rentals. The decrease in the cost of revenues for the three month period ended March 31, 2004 compared to the prior year in cost of revenues, is attributable to the increase in branded site locations resulting in reductions of costs of cash and cash replenishment. The reduction of unprofitable site locations during 2003 also had a significant impact on the level of the cost of revenues for the three month period ending March 31, 2004.

Gross Margin. Gross profit as a percentage of revenue for the three month period ended March 31, 2004 and 2003 were 43.7% or $1,222,814 and 33.2% or $813,665, respectively. There was a significant increase in the quarterly margins due to higher profitability on the ATMs in place since December 2003, also higher margin revenue was the result of our acquisition during the quarter and the increase in the branding of ATM locations reduced costs of revenues, as noted above.

Operating Expenses. Our total operating expenses for the three months ended March 31, 2004 and 2003, were $1,111,503 and $903,835, respectively. The principal components of operating expenses are professional fees, administrative salaries and benefits, depreciation and amortization, consulting fees, occupancy costs, sales and marketing expenses and administrative expenses. The increase in the quarter ended March 31, 2004 is mainly attributable to an increase in salaries and wages and employee taxes and benefits during the three month period ending March 31, 2004 as compared to the three month period ended March 31, 2003. There was also an increase in depreciation and amortization due to the acquisition of 900 ATM Merchant contracts in the first quarter of 2004 and from assets purchased at the end of fiscal year 2003.

Income from Operations. We had income from operations for the three month period ending March 31, 2004 in the amount of $111,311, as compared to a loss from operations of $90,170 in the three month period ending March 31, 2003. The increase in income from operations reported was mainly due to higher revenues and reductions in cost of revenues noted above.

Interest Expense. Interest expense decreased slightly for the three month period ending March 31, 2004 to $21,141 from $25,693 for the three month period ending March 31, 2003. The decrease is mainly due to loans initiated during the periods prior to 2003 that were paid down during fiscal year 2003 and first quarter 2004.

Income before Taxes. We had a net income before taxes of $90,170 as compared to a loss before taxes of $115,863 for the three month periods ending March 31, 2004 and 2003, respectively.

Income Taxes. We paid no income taxes in either of the respective periods ending March 31, 2004 and 2003. This was a result of a net operating loss carry-forward from 2001 of $6,623,640. We have unused operating loss carry forwards which will expire in various periods through 2022. We have provided for a tax benefit during the three month period of March 31, 2003 of $39,000 as needed to provide for tax losses, and no tax provision during the three month period ending March 31, 2004.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2003 and 2002

Revenues. Our total revenues decreased 6% to $10,201,765 for the fiscal year ended December 31, 2003 ("fiscal 2003") from $10,815,396 for the fiscal year ended December 31, 2002 ("fiscal 2002"). This decrease is due to a number of factors, but is mainly due to the fact that the revenue generated by Nationwide Money Services declined from the de-install of approximately 150 ATM's during the year. This decrease in ATM sites was mainly due to reductions in unprofitable site locations.

Cost of Revenues. Our total cost of revenues decreased by 16% from $7,424,710 or 68.6% of revenue to $6,377,846 or 62.5% of revenue in fiscal years ending December 31, 2002 and 2003, respectively. The principal components of cost of revenues are cost of cash and cash replenishment, maintenance, producing salaries, telecommunication services and transaction processing charges, interchange and surcharge rebates and ATM site rentals. The decrease in cost of revenues is mainly attributable to the reduction of unprofitable site locations and the increase in branded cash locations under the Branded Cash Program.

Gross Margin. Gross profit as a percentage of revenues was 31.3% in 2002 and 37.5% in 2003. The increase in fiscal 2003 was caused by a number of factors, including the factors listed above in Cost of Revenue.

Operating Expenses. Our total operating expenses decreased to $3,665,794 or 35.9 % of revenue in fiscal 2003 from $3,810,110 or 35.2 % of revenue in fiscal 2002. The principal components of operating expenses are first: general and administrative expenses such as; professional fees, administrative salaries and benefits, consulting fees, occupancy costs, sales and marketing expenses and administrative expenses, and second: depreciation and amortization. The reduction in operating expenses is mainly attributable to a reduction in depreciation and amortization.

Depreciation and Amortization. Depreciation and amortization has reduced in fiscal year 2003 to $790,795 from $1,064,703 in fiscal year 2002. This reduction in depreciation and amortization expense was due to several factors: the first is that several of the assets have been fully depreciated during fiscal 2003; and second the increased life of the Food Lion contract by 4.5 years reduced the level of amortization of the contracts during the second half of the fiscal year ended 2003; last the change in depreciable lives of the fixed assets in later part of 2002 reduced the amount of depreciation for fiscal year 2003.

Interest Expense. Interest expense was increased slightly to $108,082 or 1% of revenue in fiscal 2003 from $103,365 or 1% or revenue in fiscal 2002. This was mainly due to the increase of various leases during the fiscal year 2003 of about $202,884.

Other Income/Expense. Other income decreased to $261,023 in fiscal year 2003 as compared to other income of $627,349 in fiscal year 2002. The income in fiscal year 2003 was attributable to debt cancellation by note holders. In fiscal year 2002 the income we had was a one time income in connection with the receipt of approximately $282,500 in cash from Humboldt Bank to settle outstanding issues between Nationwide Money Services and Humboldt Bank. We also had a one-time income of $377,805 from the settlement of various issues with former shareholders of Tallent LLC see Item 1, "Description of Business - Overview."

Stock based compensation. Stock based compensation decreased to $12,675 in fiscal year 2003 from $141,899 for fiscal year 2002.

Income before Taxes. We had income before taxes of $311,066 during the fiscal year ended December 31, 2003 compared to income of $104,560 during the fiscal year ended December 31, 2002 as a result of the factors discussed above.

Income Taxes. We paid $1,200 of income taxes in fiscal 2003 and no income taxes for fiscal 2002, as a result of a loss in 2001 and a carryforward from 2001 of $6,623,640. We have unused operating loss carry forwards which will expire in various periods through 2022.

Impairment of Goodwill

Management has reviewed the remaining value of goodwill and merchant contracts of $2,312,926, which is attributable to the acquisition of Nationwide Money Services, Inc. and its wholly owned subsidiary, EFT Integration; and the acquisition of the Clearinghouse Services Agreement, and has determined that there is no impairment of these assets based upon future expectations of cash flow.

Liquidity and Capital Resources (there are supposed to be words here)

                                    BUSINESS

History

We are a holding company which conducts all of our operations through our wholly owned subsidiaries. Through our wholly owned subsidiaries, we provide various services through our ATM network and we also provide processing services. We plan, although we cannot provide any guarantees, to expand through the strategic acquisition of profitable ATM businesses, internal growth and deployment of enhanced non-banking ATM consumer products worldwide. We presently does not have definitive acquisition plans.

We were initially incorporated in Nevada on May 2, 1984 under the name of Supermarket Video, Inc. We underwent several name changes until 1999, when it changed its name to Netholdings.com, Inc. In June 2001, we changed our name to Global Axcess Corp.

Recent Developments

On October 12, 2003, we commenced operations of Axcess Technology Corporation, a wholly-owned subsidiary of our company, to develop software products to be sold for ATM management and transaction processing. In addition, we added an office in South Africa to assist with the development of the software products.

On October 24, 2003, we started Electronic Payment & Transfer, Corp. to continue the development of card based products. These products include payroll cards, debit cards and management of these cards for third parties. On October 8, 2003, we purchased a contract from Docutel, Corp to manage various aspects of the Community Technology Network Program (CTNP). The CTNP program was developed by Worldwide Communications Group, Inc. to assist housing authorities and their residents with registration, technology and other benefits. The CTNP's main focus is assisting the U.S. Housing and Urban Development Department with communications and registration of the housing residents. The contract was purchased from Docutel, Corp. for 750,000 shares of our common stock and 500,000 stock options exercisable at the then current market price of $0.35 per share.

On February 6, 2004, we acquired ATM processing merchant agreements to service 900 automated teller machines from Progressive Ventures, Inc.("Progressive"), a Texas corporation. We also acquired Progressive's trademark.

Overview

As of December 31, 2003, we owned, operated or provided management services, through our wholly-owned subsidiaries, to 1,087 ATMs in our network. Additionally, we provide processing services only for an additional 351 ATMs owned by independent third parties for a total of 1,438 ATMs in service in our network.

Nationwide Money Services, Inc.

Nationwide Money Services, Inc. is our wholly owned subsidiary and is engaged in the business of operating a network of ATMs. The ATMs provide holders of debit and credit cards access to cash, account information and other services at convenient locations and times chosen by the cardholder. Debit and credit cards are principally issued by banks and credit card companies.

To promote usage of ATMs in our network, we have relationships with national and regional card organizations (also referred to as networks) which enable the holder of a card issued by one member of the organization to use an ATM operated by another member of the organization to process a transaction. These relationships are provided through EFT Integration, a wholly owned subsidiary of Nationwide Money Services. EFT Integration has a relationship with the following card organizations or networks:

     o EFT Integration has a direct relationship with STAR, a major regional network;

     o through third parties EFT Integration has relationships with Cirrus and Pulse, the two principal national card organizations; and

     o other card organizations, all of whose members are banks and ATM network operators and or sponsored by member banks.

We also have relationships with major credit card issuers such as Visa, MasterCard and Discover, which enable the holder of a credit card to use ATMs in our network to process a transaction.

EFT Integration

EFT Integration operates a central processing center located in our headquarters in Ponte Vedra Beach, Florida. The processing center is connected to each ATM in our network through dedicated, dial-up communications circuits. The operation of our processing center is critical to the successful operation of the ATM network. At the processing center, EFT Integration maintains a "switch" which links in a compatible manner ATMs in our network, the processing center and similar processing or transaction authorization centers operated by card issuers and card organizations. The switch makes possible the electronic exchange of information necessary to conduct transactions at ATMs in our network. The switch consists of a Dell computer system, telecommunications equipment, and Postilion software(purchased from Mosaic Software) and proprietary software developed for the operation of our network. The system has undergone rigorous testing by VISA and has successfully passed a VISA CISP audit and is "officially approved" by VISA for secured transaction processing.

Management believes the computer system has sufficient capacity to meet any growth in transaction volume achieved over the next three years and to permit the development of new services being considered by us. Although the switch translates between computers and makes routing decisions, it does not execute the transactions. Transactions originated at ATMs in our network are routed by the switch operated in our processing center to the card organization and card issuer that processes the account records for the particular cardholder's financial institution. In turn, the switch relays reply information and messages from the computer center to the originating terminal.

To protect against power fluctuations or short-term interruptions, the processing center has uninterruptible power supply systems with battery and generator back-up. The processing center's data back-up systems would prevent the loss of transaction records due to power failure and permit the orderly shutdown of the switch in an emergency. To provide continued operation in the event of a catastrophic failure, all incoming ATM messages would be re-routed to a third party processor. EFT Integration has an extensive disaster recovery plan which includes immediate handling of ATM transactions by third party processing and use of data facilities in two offsite locations.

Revenue Sources

Transaction Fees. Our revenues are principally derived from two types of fees, which we charge for processing transactions on our ATM network. We receive an interchange fee from the issuer of the credit or debit card for processing a transaction when a cardholder uses an ATM in our network. In addition, in most cases, we receive a surcharge fee from the cardholder when the cardholder makes a cash withdrawal from an ATM in our network.

ATM Network Management Services. In addition to revenues derived from interchange and surcharge fees, we also derive revenues from providing ATM network management services to banks and other third party owners of ATMs included in our ATM network. These services include 24 hour transaction processing, monitoring and notification of ATM status and cash condition, notification of ATM service interruptions, in some cases, dispatch of field service personnel for necessary service calls and cash settlement and reporting services. Banks may choose whether to limit transactions on their ATMs to cards issued by the bank or to permit acceptance of all cards accepted on our network.

Surcharge Fees. In April 1996, national debt and credit card organizations changed the rules applicable to their members, including us, to permit the imposition of surcharge fees on cash withdrawals from ATMs. Our business is substantially dependent upon our ability to impose surcharge fees. Any changes in laws or card association rules materially limiting our ability to impose surcharge fees would have a material adverse effect on us. See "--Regulatory Matters - Surcharge Regulation." Since April 1996, we have expanded the number of ATMs in our network and have expanded our practice of imposing surcharge fees on cash withdrawals on ATMs.

Recent Developments in Our Business

We have increased our Branded Cash program through financial institution partners. As of December 2003, the number of Branded partners was 34. Our "Branded Cash" program helps our financial partners by promoting the partner's brand in its region. This is a program where Nationwide Money Services has placed equipment we own into a merchant location. We allow a financial institution (a bank or credit union) to brand the ATM with their name. There name also is shown on the welcome screen on the ATM. The customers of the financial institution that use the ATM receive a free (called "on-us" in the industry) transaction when they withdraw money. However, the financial institution still pays the interchange on the cash withdrawal. For this privilege the financial institution supplies the cash, the cash replenishment and first line maintenance to that ATM at a cost to Nationwide Money that is lower than if Nationwide Money pays the financial institution for the rental of money and pays independent third parties for the cash replenishment and first line maintenance.

We have also continued to upgrade our ATMs with the newest technology, allowing them to be Triple DES compliant and to increase their revenues through the latest deployment technology for onscreen advertising.

We are also in discussions with various financial institutions in regards to providing turnkey ATM solutions for their customers. Under this scenario, the financial institution would purchase the ATM from our company and we would provide various services, which would include installation, processing and management of vault cash, maintenance and accounting functions.

On February 24, 2003, our subsidiary, EFT Integration, received notification from MPS Gateway terminating its processing agreement and sponsorship of EFT Integration upon 180 days notification. In April 2003, EFT Integration switched all processing to STAR Systems network. EFT Integration processes 88% of the transactions generated from our company owned ATMs. In light of this, EFT Integration and Nationwide Money have signed contracts for processing and sponsorship with STAR and Concord EFS National Bank. In February 2004, we have switched our settlement bank from Fifth Third Bank to Wachovia Bank.

Our ATM Network

General. ATM locations in our network are concentrated on the East coast. The following lists the 10 states that we currently do a majority of our business and the number of ATMs located in those states that are on our network.

State         # locations
-----         -----------
  CA                35
  FL               150
  GA               748
  MD                58
  ME                37
  NC               196
  SC                47
  TN                60
  TX               151
  VA               234

The operation of the network involves the performance of many complementary tasks and services, including principally:

o    acquiring ATMs for us or our customers,
o selecting locations for ATMs and entering into leases for access to those locations,
o in the case of third party merchants, establishing relationships with them for processing transactions on their ATMs,

o the sale of our Branded Cash services to local and regional banks (see section above "Branded Cash"),
o establishing relationships with national and regional card organizations and credit card issuers to promote usage of ATMs in the network,
o operating and maintaining the computer system and related software necessary to process transactions conducted on ATMs,
o    processing transactions conducted on ATMs,
o    supplying ATMs with cash and monitoring cash levels for re-supply, and
o managing the collection of fees generated from the operation of the network.

ATM Locations. We believe that the profitable operation of an ATM is largely dependent upon its location. We devote significant effort to the selection of locations that will generate high cardholder utilization. One of the principal factors affecting our further penetration of existing markets is the availability of attractive sites. We attempt to identify locations in areas with high pedestrian counts where people need access to cash and where use of the ATM is convenient and secure. Management believes the identification of locations is supported by the desire of retailers of all types to offer their customers access to cash as an alternative to cashing checks, which avoids the financial exposure and added overhead of cashing checks. Key target locations for our ATMs include the following

o    grocery stores,
o    convenience stores and combination convenience stores and gas stations,
o    major regional and national retailers,
o    hotels,
o    shopping malls,
o    airports,
o    colleges,
o    amusement parks,
o    sports arenas,
o    theaters, and
o    bowling alleys.

We believe that once a cardholder establishes a habitual pattern of using a particular ATM, the cardholder will generally continue to use that ATM unless there are significant problems with the location, such as a machine frequently being out of service. It is our goal to secure key locations before our competitors can do so, and become the habitual ATM location of card users in our markets.

We enter into leases for our ATM locations. The leases generally provide for the payment to the lessor of either a portion of the fees generated by use of the ATM or a fixed monthly rent. Most of our leases have a term of approximately five years with various renewable time periods. We generally have the right to terminate a lease if the ATM does not meet certain performance standards. The ATM site owner generally has the right to terminate a lease before the end of the lease term if we breach the lease agreement or become the debtor in a bankruptcy proceeding.

Typical ATM Transaction. In a typical ATM transaction processed by us, a debit or credit cardholder inserts a credit or debit card into an ATM to withdraw funds or obtain a balance inquiry. The transaction is routed from the ATM to our processing center at EFT Integration or another third party processing company by dedicated, dial-up communication links. The processing center computers identify the card issuer by the bank identification number contained within the card's magnetic strip. The transaction is then switched to the local issuing bank or card organization (or its designated processor) for authorization. Once the authorization is received, the authorization message is routed back to the ATM and the transaction is completed.

Authorization of ATM transactions. Transactions processed on ATMs in our network is the responsibility of the card issuer. We are not liable for dispensing cash in error if we receive a proper authorization message from a card issuer.

Transaction Volumes. We monitor the number of transactions that are made by cardholders on ATMs in our network. The transaction volumes processed on any given ATM are affected by a number of factors, including location of the ATM, the amount of time the ATM has been installed at that location, and market demographics. Our experience is that the number of transactions on a newly installed ATM is initially very low and increases for a period of three to six months after installation as consumers become familiar with the location of the machine. We processed a total of 6,565,344 transactions in fiscal 2003 and 6,409,271 transactions on our network in fiscal 2002.

Axcess Technology Corporation

We commenced operation of Axcess Technology Corporation, a wholly-owned corporation, initiated to increase our development of propriety software products for the ATM and banking industries. Axcess Technology Corp., has an office at our headquarters in Ponte Vedra Beach, FL and an office near Cape Town, South Africa.

Electronic Payment & Transfer, Corp.

Our new start-up subsidiary, Electronic Payment & Transfer, Corporation (EP&T) has been established to offer prepaid debit card products directly through employers and through financial service sales channels. EP&T's E-Payroll card products offer solutions to employers that:

o    wish to lower payroll costs;
o    need to pay employees without bank accounts or
o    need to pay employees that travel or employees at different locations.

EP&T's card products can also be bundled with other products and services tailored to meet the segment of the public that are not, or not fully, served by traditional financial services companies. The debit cards can be used to access cash at ATMs, transfer funds or carryout transactions at POS devices. Subsequent product offerings are expected to include cards tied consumer debt type products, a bill payment network, card management and processing solutions and a wider range of debit card based products. EP&T has the initial card products available and are currently building a sales and marketing network to ramp up revenue.

Community Technology Network Program and the Clearinghouse Services Agreement

Currently, the initial launch of the program has been planned for the first quarter of 2004. We have been working to provide the support and services under the rights and obligations of the Clearinghouse Services Agreement. The CTNP program was developed by Worldwide Communications Group, Inc. to assist housing authorities and their residents with registration, technology and other benefits. The CTNP's main focus is assisting the U.S. Housing and Urban Development Department with communications and registration of the housing residents.

Acquisition Strategy

We believe there may be opportunities to purchase or merge with other ATM deplorers. These acquisition targets include many small-to-medium size ATM deplorers located in the U.S. By absorbing the operations of these companies into one central operation and eliminating the duplication of overhead, the economies-of-scale realized may increase the profit margins of our company. Our first acquisition was completed in February, 2004 with an approximately 900 ATM Merchant contracts added. Although we cannot provide guarantees, this acquisition is expected to add approximately $1.8 million in revenue and approximately $600,000 of net income annually.

Business Continuity

Our business continuity plan includes the following two main components:

o a plan to ensure the continuous operation of our core transaction processing systems; and

o    a plan to minimize disruption of the remainder of our business functions.

Transaction Processing Systems

We maintain Universal Power Systems and diesel generators for back-up power during temporary power outages. In the event of a longer-term business interruption, we have a Business Continuity Plan that allows all incoming ATM messages to be re-routed to our back up site at SunGard Availability Services. SunGard is an international leader in business continuity services. Our back up site is located in Carlstadt, New Jersey.

Other Business Functions.

We have a Business Continuity Plan for the remainder of our business functions that can be broken down into four elements: Prevention, Event Management, Event Mitigation, and Event Recovery. The plan addresses events such as vendor service interruption, natural disasters, and internal systems problems. In the event of a catastrophic event, we also maintain alternate SunGard sites in Lake Mary, Florida and Atlanta, Georgia for office operations. These alternate sites provide immediate access to the technical and office facilities required for failover. Copies of all software and critical business information are maintained off-site.

Competition

Competitive factors in our business include network availability and response time, price to both the card issuer and to our customers, ATM location and access to other networks. The market for the transaction processing and payment services industry and specifically ATM services is highly competitive. Our principal competitors are national ATM companies that have a dominant share of the market. These companies have greater sales, financial, production, distribution and marketing resources than us.

We have identified the following additional categories of ATM network operators:

o Financial Institutions. Banks have been traditional deployers of ATMs at their banking facilities. However, many banks are starting to place ATMs in retail environments where the bank has an existing relationship with the retailer. This may limit the availability of locations for our ATMs.

o Credit Card Processors. Several of the credit card processors have diversified their business by taking advantage of existing relationships with merchants to place ATMs at sites with those merchants.

o Third Party Operators. This category includes data processing companies that have historically provided ATM services to financial institutions, but also includes small and regional network operators such as us.

o Companies that have the capability to provide both back office services and ATM management services.

o Consolidators in the business such as E-Funds, E-Trade and Cardtronics. Their networks consist of approximately 15,000 ATMs, 15,000 ATMs and 12,000 ATMs respectively during the 1st calendar quarter of 2004

Management believes that many of the above providers, with the exception of Cardtronics, deploy ATMs to diversify their operations and that the operation of the ATM network provides a secondary income source to a primary business.

Since April 1996, when national debt and credit card organizations changed rules applicable to their members to permit the imposition of surcharge fees, there has been increased competition, both from existing ATM network operators and from new companies entering the industry. There can be no assurance that we will continue to be able to compete successfully with national ATM companies. A continued increase in competition could adversely affect our margins and may have a material adverse effect on our financial condition and results of operations.

ATM Network Technology

Most of the ATMs in our network are manufactured by Fujitsu or Triton, but we own several other brands of ATMs such as Greenlink, Tidel, Tranax and others. EFT Integration can process transactions generated by these brands of ATMs as well as most other manufacturers such as IBM/Diebold, NCR, and Seimens/Nixdorf.

The wide range of advanced technology available for new ATMs provides our customers with state-of-the-art electronics features and reliability through sophisticated diagnostics and self-testing routines. The different machine types can perform basic functions, such as dispensing cash and displaying account information, as well as providing revenue opportunities for advertising and selling products through the use of monochrome or color monitor graphics, receipt message printing and stamp and coupon dispensing. Many of our ATMs are modular and upgradeable so we may adapt them to provide additional services in response to changing technology and consumer demand. Our field services staff tests each ATM prior to placing it into the network.

Vault Cash.

An inventory of cash ("vault cash") is maintained in each ATM that is replenished periodically based upon cash withdrawals. We rent vault cash for 671 of our ATMs from Banks located in the U.S. Through our Branded Cash program our branded cash partners provide cash for 417 ATM. For the remaining 348 ATM's in our network, we do not supply the vault cash. These would include merchant owned ATM's where they supply their own cash, ATM's owned by other third party owners and ATM's that are only processed through EFTI.

Significant Relationships.

We have agreements with Food Lion and Kash and Karry Stores for whom approximately 575 and 95 ATMs, respectively, have been installed at their locations as of December 31, 2003. The agreement for both of these grocery store chains was originally for a five year period and set to automatically renew on November 28, 2007, however the contract was extended in September, 2003 to run through April, 2011 and set to automatically renew, unless terminated 60 days prior. In addition, the site owner has the right to terminate the lease before the end of the lease term under certain circumstances. Currently, there is no such breach or circumstance. The aggregate revenues from Food Lion and Kash and Karry Stores accounted for approximately 66% and 3.4% of our revenues in fiscal year 2003, respectively. Kash n Karry stores closed 35 stores in early 2004. The impact on our revenues of these closed stores is expected to be a decrease of approximately $235,000.

Trademarks.

In 2002, we applied to the United States Patent and Trademark Office to register the trademarks: "NMS Mystro" We received a registration for the trademark "NMS Mystro" from the U.S. Patent and Trademark Office on January 28, 2003. The serial number is 78/111025. This trademark is used on various software that the Company may sell in the future. This trademark will apply to NMS Mystro Cash Manager, NMS Mystro Commission Manager, NMS Mystro Work Order Manager and NMS Mystro Database Manager.

All of the products listed above are used to manage our day to day business. Cash Manager is used to predict, order and track the cash dispensed from our ATMs. Commission Manager calculates all commissions due to merchants, distributors and partners. Work Order Manager is used to open a work order, determine the problem and authorize the appropriate party to repair the ATM. The Database Manager stores and gives us the ability to retrieve, sort and filter a variety of information on our ATMs.

Regulatory Matters

Surcharge Regulation. The imposition of surcharges is not currently subject to federal regulation, but has been banned by several states in which we currently have no operations. Legislation to ban surcharges has been introduced but not enacted in many other states as a result of activities of consumer advocacy groups that believe that surcharges are unfair to consumers. Voters in San Francisco and Santa Monica, California voted in 1999 to bar banks from charging fees to non-customers who use their ATMs. Similar restrictions have been proposed by other cities. The banking industry has resisted these efforts to impose restrictions. We are not aware of the introduction of such legislation or the submission to voters of such referendums applicable to us in any of the states or cities in which we currently do business. Nevertheless, there can be no assurance that surcharges will not be banned in the states where we operate, and such a ban would have a material adverse effect on us.

Network Regulations. National and regional networks have adopted extensive regulations that are applicable to various aspects of our operations and the operations of other ATM network operators. We believe that we are in material compliance with these regulations and, if any deficiencies were discovered, that we would be able to correct them before they had a material adverse impact on our business.

Triple Data Encryption Standard Compliance (Triple DES)- MasterCard and Star Systems as well as other network providers for ATM transactions have issued a security mandate that all ATMs be upgraded from DES to Triple DES technology (a higher level of encryption). Triple DES uses an enhanced encryption key pad residing in ATMs and point-of-sale terminals that makes it far more difficult for even the fastest computers to determine all the possible algorithmic combinations used to scramble PINs keyed in by consumers. The use of Single DES keys, while effective for decades without any known security breaches by computer hackers, is now thought to be vulnerable to today's faster computer processors.

The nation's largest PIN-based debit network, Star, owned by Memphis, Tenn.-based Concord EFS Inc., is mandating that after June 30, 2003, all new and replacement ATMs be capable of supporting Triple DES transactions, and that processors like EFT Integration be Triple DES ready by July 1, 2004. As of December 31, 2003 EFT Integration has been made ready to process transactions based on Triple DES requirements. MasterCard requires that every new or replaced ATM to be Triple DES compliant by April 1, 2002 (MasterCard), and all ATMs that are installed or to be installed must be Triple DES compliant by March 31, 2005. VISA has given the networks until December 31, 2005 to be Triple DES compliant. The industry is trying to move for all networks and Mastercard to allow the industry to be ready at the latest December 31, 2005, however that has not fully occurred as of today.

All new ATMs that we purchase are Triple DES compliant. A number of solutions have been developed for legacy ATMs such as those in our network to upgrade them from DES to Triple DES. The Company has approximately 650 legacy ATMs deployed. All of these ATM's have an upgrade path. The current capital budget for upgrades to these ATMs is approximately $1,800,000.

Although we believe that there will be solutions available for the upgrading of its current network of ATMs and that it has planned financially for the upgrade cost, there is no guarantee that these solutions will work or that the financing will be available at the time of upgrading the ATMs. In the event that these solutions do not work, or they are not affordable or our company cannot arrange for financing of the upgrades, we may have to cease operation of those non-compliant ATMs, which would have a material adverse effect on our company.

During the past two fiscal years ending December 31, 2003 and 2002, the amount of research and development costs amounted to $270,596 and $252,986, respectively. The amount of these activities borne directly by customers was $0.

Employees

At December 31, 2003, we had 36 full time employees working in the following subsidiaries:

Global Axcess Corp                4
Nationwide Money Services         21
EFT Integration                   2
Axcess Technology Corp            8
Electronic Payment & Transfer     1

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced work stoppages and consider our employee relations to be good. Our business is highly automated and we outsource specialized, repetitive functions such as cash delivery and security. As a result, our labor requirements for operation of the network are relatively modest and are centered on monitoring activities to ensure service quality and cash reconciliation and control.

DESCRIPTION OF PROPERTIES

The following is a description of our properties:

                                Approximate
                                Square
Location                        Footage                      Use
-----------------------------  --------------  --------------------------------
Ponte Vedra, Florida           10,000 sq. ft.   General office use;
                                                operations,
                                                accounting, software
                                                development
                                                and related
                                                administrative
-----------------------------  --------------  --------------------------------
West Columbia, South Carolina   3,600 sq. ft.   General warehouse use,
                                                equipment
                                                storage, and maintenance
                                                operations.
-----------------------------  --------------  --------------------------------
Cape Town, South Africa         1,800 sq. ft.   General Office use, software
                                                development

In general, all facilities are in good condition and are operating at capacities that range from 65% to 100%. All facilities are leased under operating leases. The monthly lease payments are based on the average number of ATMs stored at the West Columbia facility during the preceding month. In comparison to similar facilities in the area, we believe the terms of the lease are fair, and the monthly lease rate is at or below the cost for comparable space.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of nor has any knowledge of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results except as follows:

On May 30, 2002, we filed an amended complaint in the Superior Court of the State of California for the County of Orange against Fred G. Luke, Richard Weed, and Weed & Co. In the complaint, we alleged that the defendants or entities controlled by the defendants, improperly received approximately 1,400,000 shares of common stock of our company pursuant to three Form S-8 Registration Statements as filed with the Securities and Exchange Commission on March 30, 2000, May 30, 2001 and October 12, 2001. We are seeking damages in an amount to be proven at trial, that the Agreement and Amended Agreement entered into with Fred G. Luke be rescinded, that a temporary restraining order, a preliminary injunction and a permanent injunction be issued enjoining defendants from transferring 500,000 shares of common stock of our company and the payment of reasonable attorney's fees. As of March 31, 2004, we settled the complaint with no material adverse effect on our condensed consolidated results of operations, cash flows or financial position.

During April 2003, we received a notification from the District Court of the State of Texas for the County of Dallas, in regards to a complaint by Mr. Vaneet Duggal, against Nationwide Money Services, Inc., claiming we (through the Tallent acquisition) owed Mr. Duggal $106,712, for vault cash. We have an agreement with Mr. Jimmy Tallent indemnifying our company, specifically for any claims brought by Mr. Duggal. As of March 31, 2004, we settled the complaint with no material adverse effect on our condensed consolidated results of operations, cash flows or financial position.

During June 2003, we received notification from the District Court of the State of Texas for the County of Harris, in regards to the complaint filed by Terran Reneau, Joseph Klimek, L. Micheal Howard and Charlotte Howard, claiming ATM International, Inc., SmartATM and Randell Coleman fraudulently transferred assets to our company, naming us in the filing, the value of which is undetermined. Although we cannot provide assurance, we believe that this filing is unfounded since the acquisition of assets was completed before any of the original filings against ATM International, Inc. occurred. As of March 31, 2004, we settled the complaint with no material adverse effect on our condensed consolidated results of operations, cash flows or financial position.

During January 2004, we received a claim filed by James Collins, a previous employee of our company. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges the following are owed in connection with the employment agreement:

o    compensation, bonuses and other benefits of approximately $316,915; and
o 450,000 restricted shares and 1,798,500 stock options exercisable at $0.75 per share.

We believe that this claim is unfounded. Our management believes that this claim will not have a material adverse effect on our consolidated results of operations, cash flows or financial position.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers, directors and key employees and their ages and positions as of July 1, 2004 are as follows:

Name                   Age                 Positions
-------------          ---  -------------------------------------------
Michael Dodak           57        C.E.O. and Chairman
-------------          ---  -------------------------------------------
David Fann              49        President and Director
-------------          ---  -------------------------------------------
David Surette           44        C.F.O.
-------------          ---  -------------------------------------------
Robert Colabrese        48        Executive Vice-President of Sales
------------           ---  -------------------------------------------
George McQuain          48        CEO and COO of Nationwide Money
                                  Services, Inc.
------------           ---  -------------------------------------------
Donald Headlund         70        Director
------------           ---  -------------------------------------------
Lock Ireland            60        Director
------------           ---  -------------------------------------------
Robert Landis           44        Director
------------           ---  -------------------------------------------
Georg Hochwimmer        35        Director
------------           ---  -------------------------------------------
Robert Jansen           67        Director
------------           ---  -------------------------------------------

The following is a brief description of each officer and director listed above:

Michael J. Dodak, Chairman of the Board and Chief Executive Officer

Prior to joining our company, Mr. Dodak was Chief Executive Officer of Nationwide Money, an independent ATM network operator and services provider that was sold by First Data Corporation in June 2001. Mr. Dodak joined NMS as a controller in early 1996. He assumed the various duties of a controller including the production of financial statements, budgets, and the development of the NMS database. In June 1997 he was promoted to C.E.O. and assumed full P&L responsibilities. Prior to joining Nationwide, Mr. Dodak founded and served as chief financial officer to several companies including an alternative energy company, a medical supply company, and a for profit chain of schools. Earlier, he was a senior financial analyst for Litton Industries and served as regional controller for Damon Corporation, a large provider of clinical lab services. He has Bachelor of Arts and MBA degrees from the University of California Los Angeles.

David A. Fann, President and Director

Prior to joining our company in March 2002, Mr. Fann was the Chief Executive Officer and Chairman of the Board of TeraGlobal, Inc., a publicly traded company, from September 1998 through September 2000. He was president of TechnoVision Communications, Inc., a subsidiary of TeraGlobal from November of 1995 to September 2000. Mr. Fann has also served as Vice President of Sales and Marketing for Quadraplex, Inc., a video network company. He co-founded Totally Automated Systems Communications, a Unix-based communications company, and acted as Vice President of that company from January 1993 through January 1995. From January 1987 through December 1992 he served as Operations Officer for Networks, Inc.

David J. Surette, Chief Financial Officer

Prior to joining our company in March 2003, Mr. Surette was the Chief Financial Officer of National Service Direct, Inc. (NSDI), a majority owned subsidiary of SR Teleperformance, a French publicly traded corporation in the telemarketing industry. He was the CFO for NSDI from September 1999 until he joined our company in March 2003. NSDI filed a voluntary petition of bankruptcy with in early 2004. Mr. Surette also served as an interim CFO for North American Telephone Network, LLC, a related company to NSDI, during this same period. Prior to working with NSDI, he was a Controller for ILD Telecommunications, Inc., in the pre-paid calling card division, from June 1998 to August 1999. From 1996 to 1998 Mr. Surette was the CFO and Director of Publishing for High Mountain Press, Inc., a book and magazine publisher in the CAD and high tech markets. He was CFO and General Manager, from 1991 to 1996, for a magazine publisher called CommTek Communications Corp., a company in the satellite dish industry. Mr. Surette was a Supervising Senior Accountant with KPMG Peat Marwick from 1987 to 1991. He has a Bachelor of Science degree in Accounting from the University of Massachusetts, and an MBA degree from Babson College.

Robert Colabrese, Executive Vice President of Sales

Mr. Colabrese, with more than 20 years of industry experience, joined NMS in 1996 as Vice President of Operations and was instrumental in building the cost effective ATM installation, management, and customer service process NMS operates under today. In 1999 he founded and was named President of EFT Integration, Inc. where he created an innovative, forward thinking, state of the art processing platform from the ground up. Prior to joining NMS, Mr. Colabrese served in various management positions supporting and developing ATM software and technical services for Mellon Bank NA. Mr. Colabrese received his Associates degree in Specialized Electronics Technology form Penn Technical Institute in Pittsburgh, Pennsylvania. Mr. Colabrese is married and has three children.

George McQuain, CEO and COO of Nationwide Money Services, Inc. and EFT Integration, Inc.

George A. McQuain is Chief Executive Officer for Nationwide Money Services, Inc. and EFT Integration, Inc and joined the Company in July 2002. At Nationwide Money Services and EFT Integration, Mr. McQuain is responsible for strategic planning, business plan execution and day-to-day operation. Mr. McQuain came to Nationwide Money from Fairfax Station, Virginia where he served most recently as an independent consultant in the implementation of a new product management department with a leading software company. As President and Chief Executive Officer of Ntercept Communications, he decisively improved sales, marketing and product implementation. Prior to his association with Ntercept Communications, Mr. McQuain led First Union National Bank's national lockbox operations. At First Union, Mr. McQuain played a significant role in shaping business strategy and in integrating QuestPoint's international network into First Union. Prior to First Union, Mr. McQuain was Chief Operating Officer of QuestPoint, a subsidiary of CoreStates Financial Corporation. CoreStates was acquired by First Union in May 1998.

Mr. McQuain also played a key leadership role at Nationwide Remittance Centers ("NRC"). NRC was an entrepreneurial start-up which grew to revenues of $20 million and was purchased by CoreStates. During his career at NRC, Mr. McQuain was head of sales, head of client service and quality, and head of operations. While at NRC, Mr. McQuain is credited with successfully turning around operational productivity and quality. Mr. McQuain's career also includes time at Marriott Corporation, the United States Treasury Department, and the Office of the President of the United States. Mr. McQuain received his MBA in Finance and Management from George Mason University in Fairfax, Virginia.

Donald Headlund, Director

Don Headlund is the President of Cardservice International where he leads all aspects of the company's finance, sales and marketing, technology and operations activities. He also serves on the Company's board of directors. Headlund joined Cardservice International in July 1991 as an internal management consultant. Within a few months, he was appointed chief financial officer, a position he held until May 2000, when Cardservice International Chairman and Chief Executive Officer, Chuck Burtzloff, named Headlund president of the company. Prior to joining Cardservice International, Headlund served as president, chief executive officer and director of Malibu Savings Bank from 1988 until 1991. Before joining Malibu Savings Bank, Headlund was president, director and chief executive officer at Valley Federal Savings and Loan Association for 20 years. Headlund is a former captain in the United States Air Force. He received a Bachelor of Arts degree in finance from Occidental College in Los Angeles, California.

Lock Ireland, Director

Currently a consultant and Director with Resource Corporate Management, Inc., Mr. Ireland has over 30 years experience in the Banking industry. Prior to this he was the President and CEO for Resource Corporate Management, Inc. (RCMI) from 1994 to 2002., RCMI is a company that promotes new products and services with community banks via the Bankers' Banks across the United States. Mr. Ireland has held numerous positions from Vice-President to CEO with the following banks:
Bankers Trust of South Carolina, 1st Performance Bank, Republic National Bank and Resource Bancshares. His current affiliations include being a Board Member of the Jacksonville Economic Company and previous Board Governor for the Jacksonville Chamber of Commerce.

Robert Landis, Director

Robert Landis is currently the Chairman, Chief Financial Officer and Treasurer of Comprehensive Care Corporation, a publicly traded company located in Tampa, Florida. He has been with Comprehensive Care for over 5 years, working directly with all operations, financial and SEC filings for the company. Prior to this Mr. Landis was with Maxicare Health Plans, Inc., as its Treasurer from 1983-1998. Mr. Landis was with two Accounting firms from 1981-1983, the first was Price Waterhouse and the second was Irwin Shapiro Accountancy Corp. Mr. Landis is part of the Audit Review Committee.

Georg Hochwimmer, Director

Renowned in international business circles, Dr. Hochwimmer is a noted business consultant and academic responsible for aiding in the development of several highly profitable companies throughout Europe. Since 1994 Dr. Hochwimmer has been a senior consultant on several engineering and organizational and development projects; such as building up of a machinery equipment distribution company, which included development of and ERP system, ISO 9002 and financial controlling procedures. As the managing director of the Foundation of General Research GmbH, a global business consulting firm, Dr. Hochwimmer also serves on the board of directors of Maxxio Technologies AG, a telecommunications equipment company; Lokando AG, an e-learning company; and Prevero AG, a business intelligence company. In addition, Dr. Hochwimmer serves as managing director of Bluespectrum GmbH. Widely published in international scientific publications; Dr. Hochwimmer has earned advanced degrees in chemistry, machinery engineering, computer sciences and polymer chemistry.

Robert Jansen, Director

Robert Jansen serves as a member of our board of directors. From 1998 to 2003, Mr. Jansen served as the President and CEO of LeDagio Limited. From 1996 to 1998, Mr. Jansen served as the President and Cirrus Information Management. Prior to joining Cirrus, Mr. Jansen served as a Regional Vice President of Oracle Corporation.

Committees

The Board of Directors has established an Audit Committee and a Compensation Committee. The Compensation Committee has met once on October 24, 2003. The function of the Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits. As of December 31, 2003, the Audit Committee consists of Lock Ireland, Donald Headlund and Robert Landis. Mr. Headlund and Mr. Landis have been appointed to sit on the Audit Committee to serve as its audit committee financial experts. The Audit Committee has met two times in fiscal year 2003, and once on March 10, 2004, prior to filing this Annual 10KSB report. Mr. Headlund is not considered independent. Mr. Landis and Mr. Ireland are considered independent and Mr. Landis is considered to be a sophisticated financial expert. In March of 2004 Mr. Hochwimmer was appointed to the Audit Committee and is considered independent. Responsibilities of the Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors. All of the members of the Audit Committee shall meet the independence standards established by the National Association of Securities Dealers.

The total number of meetings of the Board of Directors during the fiscal year ended December 31, 2003 was 13. Each of the incumbent directors attended 100% of the aggregate of (i) the meetings of the Board during the year and (ii) the total number of meetings of all committees of the Board on which the incumbent directors served. During 2003, there were four non-employee directors and three employee directors. No Directors were compensated in the fiscal year 2003. Each director for year 2003 who is not an employee of the Company is entitled to receive a director's fee of 100,000 options exercisable to purchase shares of Common Stock under the Stock Option Plan disbursed incrementally at 50,000 Options upon acceptance to the Board and an additional 50,000 after 6 months of service to the Board as a Director and 50,000 additional Options for every year of service thereafter. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board except where there are extraordinary expenses approved prior to the meeting by the CEO or President.

Code of Ethics

The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2003, the Company is not aware of any director, officer or beneficial owner of more than ten percent of our common stock that, during fiscal year 2003, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by us with respect to the fiscal year ended December 31, 2003 for the Chief Executive Officer and all other executive offices whose total cash compensation exceeds $100,000 in the fiscal year ended December 31, 2003.

                                           Annual Compensation            Long Term Awards
Name and Principal Position  Year        Salary ($)       Bonus ($)   Securities Underlying Options
---------------------------  ----        ----------       ---------   -----------------------------
Michael Dodak                2003        $220,000                         750,000 (1)
  CEO and Chairman           2002        $220,002          $50,000        350,000
                             2001        $109,283                       2,822,250 (3)

David Fann                   2003        $200,000             --          750,000 (1)
  President                  2002         $80,000             --          350,000

David Surette                2003        $120,000             --          500,000 (1) (2)
  CFO                        2002              --             --               --

Robert Colabrese             2003        $135,000             --          300,000 (1)
  Executive Vice President
  Sales                      2002        $120,478             --          200,000
                             2001         $67,522                          25,000

George McQuain               2003        $130,000             --          300,000 (1)
  CEO & COO of NMS           2002         $60,000             --          200,000

(1) In 2003, the executive management was granted options based on certain goals that would have to be met for fiscal year 2004 before they could be vested.

(2) Includes 200,000 options granted at date of hire which vests over 3 years.

(3) In 2001, Mr. Dodak was granted 1,500,000 stock options, which were subsequently cancelled in 2002.

Options/SARs Grants During Last Fiscal Year

The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2003.

                                   % of Total
                            Number of Securities   Options Granted
                                 Underlying        in Fiscal 2003   Exercise Price    Expiration
           Name                Options Granted           (3)           Per Share       Date (4)
           ----                ---------------           ---           ---------       --------
David Surette(1)                   200,000              3.5%             $0.07         03/02/08
Mike Dodak(2)                      750,000             13.2%             $0.34         10/23/08
David Fann(2)                      750,000             13.2%             $0.34         10/23/08
Robert Colabrese(2)                300,000              5.3%             $0.34         10/23/08
George McQuain(2)                  300,000              5.3%             $0.34         10/23/08
David Surette(2)                   300,000              5.3%             $0.34         10/23/08

(1) The options were granted upon hiring and are only 25% vested during 2003
(2) The options granted will not vest until after certain fiscal 2004 goals have been met.
(3) Based on a total of 5,697,000 options granted during the fiscal year ended December 31, 2003.
(4) Options may terminate before their expiration date upon death, disability, or termination of employment.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2003 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on December 31, 2003.

                                                              Number of Securities
                       Shares Acquired       Value             Underlying Options       Value of In-The-Money Options
                       on Exercise (#)  Realized ($)(1)         at Year End (#)               at Year-End ($)(2)
Name                                                       Exercisable    Unexercisable   Exercisable    Unexercisable
----                   ---------------  ---------------    -----------    -------------   -----------    --------------
Mike Dodak                    --               --              --           750,000           $0           $18,240

David Fann                    --               --              --           750,000           $0           $18,240
David Surette                 --               --            50,000         450,000        $14,500         $49,500
Robert Colabrese              --               --              --           300,000           $0            $6,000
George McQuain                --               --              --           300,000           $0            $6,000

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $0.36 of our common stock as reported on the OTC Bulletin Board on December 31, 2003, the last trading day of our 2003 fiscal year.

Employment Agreements

We have the following employment contracts with the named executive officers:

Michael Dodak has a two year employment contract from November 1, 2001 to December 31, 2003, which has been extended for two additional years until December 31, 2005 under Board and Mr. Dodak's approval. The agreement provides Mr. Dodak with the following compensation: an annual salary of $220,000; an annual bonus to be determined and awarded by the Compensation Committee; a signing bonus of 1,322,250 shares of restricted stock; and a 12 month severance agreement.

David Fann has a two year employment contract from April 29, 2002 to April 29, 2004, which has been extended for two additional years until April 29, 2006 under Board and Mr. Fann's approval. For performance as a director and officer, the Company will compensate Mr. Fann with the following: a monthly salary of $7,500 per months, which has been increased to $200,000 once certain milestones were achieved and an annual bonus and stock options to be determined and awarded by the Compensation Committee.

Robert Colabrese has a two year employment contract from July 1, 2003 to December 31, 2005. For performance as an executive vice-president, we will compensate Mr. Colabrese with the following: an annual salary of $135,000 and a commission plan based on certain goals of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, we issued 1,076,250 shares of our common stock to Daryl Idler, a stockholder and director of our company, for a signing bonus payable of $139,912.

In January 2002, we issued 1,562,666 shares of our common stock to Steve Mortensen, a stockholder and former director of our company, for a signing bonus payable of $203,147.

In January 2002, we issued 1,322,250 shares of our common stock to Michael Dodak, a stockholder, officer, and director of our company, for a signing bonus payable of $171,892.

In May 2003, we issued 600,000 shares of our common stock to Michael Dodak, stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $30,000.

In June 2003, we issued 1,000,000 shares of our common stock to David Fann, stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $50,000 offsetting an equal amount of debt currently owed to our company.

In June 2003, we issued 400,000 shares of our common stock to Robert Colabrese, stockholder, and officer of our company, through a Private Placement Offering in an amount of $20,000.

In June 2003, we issued 200,000 shares of our common stock to Steve Mortensen, stockholder, former officer and former director of our company, through a Private Placement Offering in an amount of $10,000.

In June 2003, we issued 100,000 shares of our common stock to David Surette, stockholder, and officer of our company, through a Private Placement Offering in an amount of $5,000.

In June 2003, we issued 100,000 shares of our common stock to Robert Landis, stockholder and director of our company, through a Private Placement Offering in an amount of $5,000.

In June 2003, we issued 400,000 shares of our common stock to Lock Ireland, stockholder and director of our company, through a Private Placement Offering in an amount of $20,000.

In July 2003, we issued 400,000 shares of our common stock to Michael Dodak, stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $20,000.

As of December 31, 2003, we had an unsecured promissory note in the amount of $210,432 outstanding payable to a stockholder of our company. The note bears interest in the amount of 11% and is due in June 2013. In addition, as of December 31, 2003, we had a secured promissory note outstanding in the amount of $112,659 payable to Cardservices International, Inc., the former parent company of Nationwide Money Services, Inc., and is presently a shareholder of our company. The note bears interest in the amount of 8%, is secured by our assets.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 20, 2004

o by each person who is known by us to beneficially own more than 5% of our common stock;

o by each of our officers and directors; and

o by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name                                                         Number             Percent(1)
----                                                         ------             ----------
Mike Dodak                                                  4,770,935            5.43%  (3)
David Fann                                                  4,336,384            4.91%  (4)
David Surette                                                 358,744            0.41%  (5)
Robert Colabrese                                            1,205,774            1.37%  (6)
George McQuain                                                167,500            0.19%  (7)
Don Headlund(2)                                                40,000            0.05%  (9)
Lock Ireland                                                  985,035            1.12%  (10)
Robert Landis                                                 300,000            0.34%  (11)
Georg Hochwimmer                                              100,000            0.11%  (12)

                                                         ------------------------------------
All executive officers and directors as a group
(9 persons)                                               12,264,372           13.96%
                                                         ------------------------------------
Other 5% owners:
Barron Partners, LP                                        18,000,000           18.03%  (13)
Rennaissance Capital Growth & Income Fund III, Inc.        12,200,001           12.71%  (14)
Rennaissance U.S. Growth Investment Trust PLC              12,200,001           12.71%  (15)
BFS U.S. Special Opportunities Trust PLC                   12,200,001           12.71%  (16)
Cardservice International, Inc.                             7,056,461            8.03%  (17)

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of March 10, 2004 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities

(1)Based on 87,842,227 shares of common stock outstanding as of May 20, 2004.

(2)Does not include shares of common stock owned by Cardeservices International. Donald Headlund is the President and an officer of Cardservices International. Mr. Headlund owns 600 shares of First Data Corporation, which is 100% owner of Cardservice International. Mr. Headlund owns approximately .0001% of the outstanding shares of common stock of First Data Corporation.

(3)included are 4,258,435 common shares, 175,000 stock purchase options exercisable at $0.18 per share and 337,500 exercisable at $0.34 per share

(4) included are 3,823,884 common shares, 175,000 stock purchase options exercisable at $0.18 per share and 337,500 exercisable at $0.34 per share

(5) included are 191,244 common shares, 100,000 stock purchase options exercisable at $0.07 per share and 67,500 stock purchase options exercisable at $0.34 per share

(6) included are 1,025,774 common shares, 12,500 stock purchase options exercisable at $0.135, 100,000 stock options exercisable at $0.18 and 67,500 stock options exercisable at $0.34

(7) included are 100,000 stock options exercisable at $0.18 and 67,500 stock purchase options exercisable at $0.34

(8) Intentionally left blank

(9) included are 40,000 common shares

(10)included are 825,035 common shares, 100,000 stock options exercisable at $0.22, and 60,000 stock purchase warrants exercisable at $0.35

(11) included are 100,000 common shares, 100,000 stock options exercisable at $0.22 and 100,000 stock purchase warrants exercisable at $0.10

(12) included are 100,000 stock options exercisable at $0.33

(13)included are 6,000,000 common shares and 12,000,000 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(14)included are 4,066,667 common shares and 8,133,334 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(15)included are 4,066,667 common shares and 8,133,334 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(16)included are 4,066,667 common shares and 8,133,334 stock purchase warrants exercisable at prices ranging from $0.35 to $1.00

(17) included are 7,056,461 common shares

                   DESCRIPTION OF SECURITIES BEING REGISTERED

Common Stock

We are authorized to issue up to 225,000,000 shares of common stock, par value $.001. As of May 20, 2004, there were 87,842,227 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per shares. As of May 20, 2004, there were no shares of preferred stock outstanding. The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

Common Stock Purchase Warrants

We currently have 52,126,002 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at various exercise prices and for various periods of duration.

Transfer Agent

Our transfer agent is OTR, Inc., 1000 SW Broadway Street, Suite 920, Portland, OR 97205 and their telephone number is (503) 225-0375.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the general corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;

o privately-negotiated transactions;
o short sales that are not violations of the laws and regulations of any state or the United States;
o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
o through the writing of options on the shares
o a combination of any such methods of sale; and
o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                             Shares Beneficially Owned                             Shares Beneficially Owned
                                             Prior to the Offering (1)                               After the Offering (2)
                                          -------------------------------                      ----------------------------------
                                                                                      Total
                                                                                      Shares
                  Name                              Number        Percent           Registered    Number            Percent
----------------------------------------    ----------------     ---------          ----------    ------            -------
10TH STREET LAND (3)                             1,912,434           2.18           1,912,434       0                   0
MANAGEMENT
6150 MERIDIAN
AVE
SAN JOSE CA 95120

4 P MANAGEMENT (4)                                 888,000           1.01             888,000       0                   0
PARTNERS
C/O INTERGLOBE FINANCE
SA
GENERAL GORSAN - QUAI 36
ZURICH SWITZERLAND 8002

AMY AIRINGTON                                       90,926              *              90,926       0                   0
U/A/D 02/02/04
8419 VISTA VIEW DR.
DALLAS TX 75234

J EVERETT AIRINGTON CUST AMY CAITLIN               100,000              *             100,000       0                   0
AIRINGTON
UNIF TRAN MIN ACT TX8419 VISTA VIEW DR
DALLAS TX 75243

CHRISTOPHER                                        190,926              *             190,926       0                   0
AIRINGTON
J EVERETT AIRINGTON
CUST
APT 24A
IRVINE CA 92612-2936

EVERETT AIRINGTON                                1,935,626           2.20           1,935,626       0                   0
8419 VISTA VIEW DR
DALLAS TX 75243

MARK AIRINGTON                                     190,926              *             190,926       0                   0
105 BOBWHITE
LUFKIN TX
75904

WENDY AMARAL                                         1,000              *               1,000       0                   0
13043 FINGERTREE DRIVE
E
JACKSONVILLE FL
32246
JAMES A ARCHAMBEAU                                  50,000              *              50,000       0                   0
9609 ESTATE
DALLAS TX 75238

ARMEN INVESTMENTS (4A)                             100,000              *             100,000       0                   0
KERIVON, ROUTE DE ROSPEZ
LANNION, FRANCE  22300

EDWARD ASHURIAN (5)                              1,365,035           1.55           1,365,035       0                   0
1332 BEACH BLVD
JACKSONVILLE BCH FL 32250

ASUNO INC (5A)                                     400,000              *             400,000       0                   0
PO BOX 345
BASEL SWITZERLAND 4010

BANK JULIUS BAER & CO LTD (6)                      360,000              *             360,000       0                   0
BAHNHOFSTRASSE 36
ZURICH SWITZERLAND 8010

                                       34

MICHAEL BARNES                                      42,000              *              42,000       0                   0
120 FIRST AVE S
JACKSONVILLE FL 32250

BARRON PARTNERS LP (7)                          18,000,000          18.03          18,000,000       0                   0
730 FIFTH AVE
9TH FL
NEW YORK NY 10019

ROLAND BECK                                        100,000              *             100,000       0                   0
C/O ALPHA SECURITIES
CHURERSTR. 82 PO BOX 348
PFAEFFIKON SWEDEN 8808


HEINZ-WERNER BECKER (8)                            120,000              *             120,000        0                   0
SUDETENATRA 30
SCHONECK GERMANY D61137

JEFFREY BELLINGER                                    1,000              *               1,000        0                   0
15 MYSTIC
WAY
COLUMBIA SC 29229

WAYNE C BERG (9)                                   100,000              *             100,000        0                   0
PO BOX 54613
JACKSONVILLE FL 32245-4613

WAYNE M BERG                                        20,000              *              20,000        0                    0
3151 ROUNDHAM LN
JACKSONVILLE FL 32225

BERKIN BUSINESS SA (10)                            840,000              *             840,000        0                    0
GENERAL GUISAN-QUAL 36
ZURICH SWITZERLAND CH-8002

BERKLEY, GORDON, LEVIN,                             16,737              *              16,737        0                    0
GOLDSTEIN & GARFINKEL LLP (11)
ATTN LOUIS GARFINKEL
2700 W SAHARA 5TH FL
LAS VEGAS NV 89102

BFS U.S. SPECIAL (12) OPPORTUNITIES TR          12,200,001          12.80          12,200,001        0                    0
PLC
8080 N CETRAL EXPRESSWAY
STE 210-LB59
DALLAS TX 75206

JOHN W BICE (13)                                   200,000              *             200,000        0                    0
1350 WOODMOOR DR
MONUMENT CO 80132

EDWARD BIDES                                         1,000              *               1,000        0                    0
8956 DEER BERRY CT
JACKSONVILLE FL 32256

JOANNE BIRDWELL                                      1,000              *               1,000        0                    0
10932 OAK RIDGE DRIVE
JACKSONVILLE FL 32225

INGO BREHME  (14)                                  120,000              *             120,000        0                    0
LENHACHPLALZ 1
MUNCHEN GERMANY D-80333

BRIDGES & PIPES LLC (15)                         1,800,000           2.05           1,800,000        0                    0
60 E 42ND ST
STE 2544
NEW YORK NY 10165

BARBARA BYERLY                                       2,700              *               2,700        0                    0
C/O GLOBAL AXCESS
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

CAMBRANCH CAPITAL, INC.(16)                      1,000,000           1.14           1,000,000        0                    0
C/O DARYL IDLER
12109 VIA HACIENDA
RANCHO SAN DIEGO CA 92019

LESLIE CAMERON                                       1,000              *               1,000        0                    0
534 16TH AVE N
JACKSONVILLE FL 32250

                                       35

CARDSERVICE INTERNATIONAL INC (16A)              7,031,461           8.00           7,031,461        0                    0
PO BOX 5180
SIMI VALLEY CA 93062-5180

FIL J CATANIA & DANETTE RUSSELL  (17)              100,000              *             100,000        0                    0
1710 BOLTON ABBEY DRIVE
JACKSONVILLE FL 32223

FIL J CATANIA (18)                                 200,000              *             200,000        0                    0
1710 BOLTON ABBEY DR
JACKSONVILLE FL 32223

MICHAEL A CHANATRY (19)                            300,000              *             300,000        0                    0
12200 MANDARIN ROAD JACKSONVILLE FL
32223

TERRY CLAUDIO                                        1,000              *               1,000        0                    0
11075 BARBIZON CIRCLE W
JACKSONVILLE FL 32257

BOB COLABRESE  **                                  990,774              *             990,774        0                    0
172 SAWMILL LAKES BLVD
PONTE VEDRA BEACH
FL 32082

REBECCA ANN COLE                                   381,851              *             381,851        0                    0
5024 SEA PINES DR
DALLAS TX 75287

SIDNEY M COLE                                    3,818,512           4.35           3,818,512        0                    0
5024 SEA PINES
DALLAS TX 75287

CLAUDE W COLLIER JR (20)                         2,220,000           2.50           2,220,000        0                    0
1311 CREIGHTON BLUFF LN
JACKSONVILLE FL 32223

KATHERIN COLLINS (21)                              120,000              *             120,000        0                    0
33 CLYDE ST
BELMONT MA 02478

COLUMBIA MARKETING LTD (22)                      1,480,000          1.685           1,480,000        0                    0
C/O INTERGLOVE FINANCE SA
GENERAL GORSAN-QUAI 36
ZURICH SWITZERLAND 8002

DIANNE COOK &                                       10,000              *              10,000        0                    0
BILL COOK
3570 SCHOONER RIDGE
ALPHARETTA GA 30005

GLEN COULTER                                        10,000              *              10,000        0                    0
9792 EDMONDS WAY
#422
EDMONDS WA
98020
PAUL K COX (22)                                  1,247,461           1.42           1,247,461        0                    0
PO BOX 91685
W VANCOUVER BC V7V 3P3 CANADA

ANTHONY CUTRONE &                                  100,000              *             100,000        0                    0
ELIZABETH CUTRONE (23)
11503 SUMMER HAVEN BLVD N
JACKSONVILLE FL 32258-2545

JERRY DANIELS (24)                                 250,000              *             250,000        0                    0
281 LINKSIDE CIR
PONTE VEDRA BCH FL 32082

DANROG A/S (25)                                    120,000              *             120,000        0                    0
GREVE STRANDVEJ 115
GREVE3 DENMARK 2670

JAN DEARMAN                                         95,622              *              95,622        0                    0
27224 ARMADILLO WAY
EVERGREEN CO 80439

RICHARD DEPLANO  (26)                              120,000              *             120,000        0                    0
500 BERWYN BAPTIST RD
#7 BRETTAGNE
DEVON PA 19333

TIMOTHY P DILLON                                    35,011              *              35,011        0                    0
3526 CAMINITO CARMEL
LANDING
SAN DIEGO CA 92130

                                       36

SALVATORE DI SECLI (27)                            250,000              *             250,000        0                    0
RANKESTRASSE 54
KUSNACHT SWITZERLAND 8700

MICHAEL DODAK & DEBBIE DODAK (28) **             1,602,435           1.82           1,602,435        0                    0
165 WOODLANDS CREEK DR
PONTE VEDRA BCH FL 32082

MICHAEL J DODAK**                                  432,500              *             432,500        0                    0
165 WOODLANDS CREEK DR
PONTE VEDRA BEACH FL 32082

STEVEN DODAK                                        66,000              *              66,000        0                    0
13785 WEEPING WILLOW WAY
JACKSONVILLE FL 32224

JEFFREY C DOHRMAN                                  190,926              *             190,926        0                    0
711 E IMPERIAL HWY
STE 200
BREA CA 92821

MICHAEL DONDERER (29)                              120,000              *             120,000        0                    0
JAHNSTR. 45
73230 KIRCHHEIM/TECK GERMANY

DUCK PARTNERS LP (30)                              600,000              *             600,000        0                    0
78 FOREST AVE
LOCUST VALLEY NY 11560

CHRISTOPHER EDWARDS                                   1000              *                1000        0                    0
13700 SUTTON PARK DRIVE #425
JACKSONVILLE FL 32224

NANCY EDWARDS                                        1,198              *               1,198         0                   0
323 CO RD 4869
AZLE TX 76020

GUDRUN EIZ (31)                                    240,000              *             240,000         0                   0
HALDENBACHSTR 8
ZURICH SWITZERLAND 8006

EPM AG (31A)                                       280,000              *             280,000         0                   0
BAAR SWITZERLAND 6340

EPM HOLDINGS AG (32)                             1,760,000              *           1.760,000         0                   0
FALKGNWEG 9
BAAR GERMANY 6340

DAVID FANN **                                    1,944,934           2.21           1,944,934         0                   0
4336 BLUE HERON DR
PONTE VEDRA BEACH FL 32082

TOM FOSKETT                                        151,000              *             151,000         0                   0
1367 RIVER BRICH LN
JACKSONVILLE FL 32207

NELLE D FOSTER                                      10,000              *              10,000         0                   0
C/O GLOBAL AXCESS CORP
221 PONTE VEDRA PARK DR
PONTE VEDRA BEACH FL 32082

KURT FREIMANN (33)                                 240,000              *             240,000         0                   0
TRANBENWEE 41
KUNSNACHT SWITZERLAND 8700

RENAISSANCE CAPITAL (34) GROWTH &               12,200,001          12.80          12,200,001         0                   0
INCOME FUND III INC
8080 N CENTRAL EXPRESSWAY
STE. 210-LB59 DALLAS TX 75206

RENAISSANCE U.S. (35) GROWTH INVESTMENT         12,200,001          12.80          12,200,001         0                   0
TRUST III, INC.
8080 N CENTRAL EXPRESSWAY
STE. 210-LB59 DALLAS TX 75206

BILL FULTON                                          1,192              *               1,192         0                   0
323 WOODHURST DR
COPPELL TX 75014

GENERALS OF INTERCESSION (36)                        2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

                                       37

KLAUS GERST (37)                                   120,000              *             120,000         0                   0
ZIEGELSTAFF 1
O GERMANY D-85433

DAVID G GRAHAM (38)                              2,220,000           1.26           2,220,000         0                   0
1310 CREIGHTON BLUFF LN
JACKSONVILLE FL 32223

MICHAEL GRAMPP (39)                                120,000              *             120,000         0                   0
HANS-GRASSEL-WEG 5
MUNCHEN GERMANY D-81375

NATHAN GROFF  (40)                                 540,000              *             540,000         0                   0
859 WATERMAN RD S
JACKSONVILLE FL 32207

H. C. WAINWRIGHT & CO(41)                           54,000              *              54,000         0                   0
245 PARK AVE
44TH FL
NEW YORK NY 10167

DAVID HAFETZ (42)                                  400,000              *             400,000         0                   0
602 KINNEY AVE
AUTSTIN TX 78704

BRYAN HANDS                                         10,000              *              10,000         0                   0
3410 FOREST HILLS CIRCLE
GARLAND TX 75044

DAN HANDS                                           25,000              *              25,000         0                   0
3410 FOREST HILLS CIR
GARLAND TX 75044

JACK HANDS                                          10,000              *              10,000         0                   0
3410 FOREST HILLS CIRCLE
GARLAND TX 75044

DOUG H HARLAN                                      150,000              *             150,000         0                   0
PO BOX 29176
INDIANAPOLIS IN 46629-0176

HAL P HARLAN (43)                                  650,000              *             650,000         0                   0
PO BOX 29176
INDIANAPOLIS IN 46629-0176

HUGH P HARLAN                                      200,000              *             200,000         0                   0
PO BOX 29176
INDIANAPOLIS IN 46629-0176

DEANNA HEIMAN                                        1,000              *               1,000         0                   0
13700 SUTTON PARK DRIVE #425
JACKSONVILLE FL 32224

JEFF HELFMAN(44)                                   240,000              *             240,000         0                   0
1816 SKYLINE DRIVE
FULLERTON CA 92831

CHEROLYN HENTZE                                      1,000              *               1,000         0                   0
12564 REGINALD DR
JACKSONVILLE FL 32246

HISPANIC INTERNATIONAL MINISTRIES                    2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

JIM HOEY                                             2,500              *               2,500         0                   0
C/O DAVE FANN
4336 BLUE HERON DR
PONTE VEDRA BEACH FL 32082

HEINZ HOFLIGER(45)                                 600,000              *             600,000         0                   0
HAFENWEG 8
PAFFIKON GERMANY CH-8868

DAWN VAN HORN                                        1,000              *               1,000         0                   0
2827 LANTANA LAKES DRIVE
JACKSONVILLE FL 32246

DAVID HOWE                                           1,000              *               1,000         0                   0
120 LONG RIDGE DRIVE
COLUMBUS SC 29229

JOHN HOWE                                            1,000              *               1,000         0                   0
120 LOJNG RIDGE DRIVE
COLUMBUS SC 29229

                                       38

ROSEMARIE HUBER (47)                               469,789              *             469,789         0                   0
VON-PRACHBECK STRASSE 16
BROMBACH GERMANY 84363

DEB HUBERS                                           1,000              *               1,000         0                   0
C/O MYLES HUBER
3790 VIA DE LAVALLE
DEL MAR CA 92014

MARION HUBERS                                        1,000              *               1,000         0                   0
C/O MYLES HUBER
3790 VIA DE LAVALLE
DEL MAR CA 92014

DARYL C IDLER, JR                                  360,000              *             360,000         0                   0
12109 VIA HACIENDA
RANCHO SAN DIEGO CA 92019

INDONESIAN RELIEF FUND (47)                          2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

INTERGLOBE FINANCE S.A. (47A)                       84,000              *              84,000         0                   0
GENERAL GUSIAN - QUAI 36
ZURICH SWITZERLAND CH-8002

LOCK IRELAND (47B) **                              925,035              *             925,035         0                   0
2211 ALICIA LN
ATLANTIC BCH FL 32233

SHARON JACKSON                                      71,000              *              71,000         0                   0
13317 TROPIC EGRET
DRIVE
JACKSONVILLE FL 32224

PETER JANSEN (48)                                  658,000              *             658,000         0                   0
1345 OLD NORTHERN BLVD
ROSLYN NY 11576

JOSEF JANY  (49)                                   150,000              *             150,000         0                   0
WESTBURY 4
EGGENFELDEN GERMANY D-84307

MARTIN S JOHNSON FAMILY (50)                       180,000              *             180,000         0                   0
7946 IVANHOE AVE
STE 216
LA JOLLA CA 92037

NFS CUST                                           110,000              *             110,000         0                   0
HARRIET JONES SEP IRA
1678 WOODMERE DR
JACKSONVILLE FL 32210

BEVERLY JUSTIN                                       1,000              *               1,000         0                   0
4474 COBBLEFIELD CIRCLE W
JACKSONVILLE FL 32224

ANDRE DE KERTANGUY                                  27,126              *              27,126         0                   0
136 BLVD HAUSSMANN
PARIS FRANCE 75008

TONYA KIMBALL                                        1,000              *               1,000         0                   0
9647 US HWY 601
DOBSON NC 27017

KINGDOM CONNECTIONS INTERNATIONAL (51)               2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

MIKE KOPPENHAFER (52)                              200,000              *             200,000         0                   0
1190 NECK RD
PONTE VEDRA BCH FL 32082

KRISTI KUBRICHT                                      1,000              *               1,000         0                   0
118 FIRST AVE S #5
JACKSONVILLE FL 32250

JAMES LADNER (53)                                  600,000              *             600,000         0                   0
GARTENSTRASSE 10
ZURICH GERMANY CH-8002

ROBERT J LANDIS (54) **                            200,000              *             200,000         0                   0
16121 CARDEN DR
ODESSA FL 33556

                                       39

MARISA LATTMAN (55)                              3,000,000              *           3,000,000         0                   0
AUBRIGSHRASSE 23
8833 SAMSTAGERN SWITZERLAND

DEBORA LEITNER                                     242,000              *             242,000         0                   0
C/O CHARLES SCHAWB
333 BUSH ST, 14TH FL
SAN FRANCISCO CA 94104

JENNIFER LINDBLOM                                    1,000              *               1,000         0                   0
2943 KELSO CIRLCE E
JACKSONVILLE FL 32250

LINGKOD                                            252,557              *             252,557         0                   0
CRS TOWER RM 201
PERDIGON ST
QUIRINO AVE
PACO MANILA PHILIPPINES

THOMAS F LINNEN (55A)                            2,600,000           1.48           2,600,000         0                   0
404 CLEARWATER DR
PONTE VEDR BCH FL 32082-4170

M & S OF REGENCY INC (56)                          240,000              *             240,000         0                   0
9720 ATLANTIC BLVD
JACKSONVILLE FL 32225

JURIE GROBLER MALAN &                              101,000              *             101,000         0                   0
LOUISE MALAN
425 TIMBERWALK CT #1118
PONTE VEDRA BEACH FL 32080

PETER MARTETSCHLAGER (57)                          120,000              *             120,000         0                   0
HURNBECKSTRABE 28
MUNCHEN GERMANY 80939

SCOTT MARTIN                                         1,000              *               1,000         0                   0
1012 OCEAN OAKS DRIVE S
FERNANDINA BEACH FL 32034

VICTOR MATTHEWS JR                                  60,000              *              60,000         0                   0
PO BOX 1570
MECHANICSVILLE VA 23116

MCKENNON, WILSON & MORGAN LLP (58)                 100,000              *             100,000         0                   0
TWO VENTURE PLAZA,
SUITE 220
IRVINE CA 92618

ROBERT MEHLMAN                                     742,000              *             742,000         0                   0
2027 HATHAWAY
WEST LAKE VILLAGE CA 91362

MEL TARI EVANGELISTIC ASSOCIATION                    2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

ALFRED J MELILLO                                   100,000              *             100,000         0                   0
4964 WESTBRIAR DR
FT WORTH TX 76109-3132

HAROLD SCHNAIR SLAES TR                             90,926           1.10              90,926         0                   0
UA DTD 04/01/1984
ALFRED J MELILLO TTEE
4964 WESTBRIAR DR
FT. WORTH TX 76109-3132

J THOMAS MILLER                                    190,926              *             190,926         0                   0
2711 HASKELL AVE
CITYPLACE, STE 2400
DALLAS TX 75204

MITCHELL MINISTRIES TRUST                            2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

RICHARD MOLINSKY (59)                            1,200,000              *           1,200,000         0                   0
52 LORDS HIGHWAY E]
WESTON CT 06833

DANIELLE MOORE                                       1,000              *               1,000         0                   0
2350 EAGLESNEST RD JACKSONVILLE FL
32246

                                       40

STEVEN B MORTENSEN (60)                            632,488              *             632,488
5139 OTTER CREEK DR                                                                                   0                   0
PONTE VEDRA BEACH FL 32082

MONIKA NADLER (61)                                 100,000              *             100,000         0                   0
HUERNBECKSTRASSE 28
MUENCHEN GERMANY 80939

ROBERT S NATHAN                                    126,000              *             126,000         0                   0
500 EAST 77TH STREET APT 1621
NEW YORK NY 10162-0005

JERRY NEMEC (61A)                                  437,481              *             437,481         0                   0
609 W COLCHESTER
EAGLE ID 83616

NETAL TREUHAND ANSTALT                             100,000              *             100,000         0                   0
LANDSTRASSE 124
POSTFACH 361
VADUZ LIECHTENSTEIN FL-9490

NEWCREST MANAGEMENT INC (61B)                    1,242,000          1.414           1,242,000         0                   0
3674 NEWCREST RD
SAN DIEGO CA 92130

LLOYD NEWTON                                       365,953              *             365,953         0                   0
27224 ARMADILLO WAY
EVERGREEN CO 80439

KLAUS NIEBERGALL (62)                              225,000              *             225,000         0                   0
AM BERG 3
BAD BIRNBACH GERMANY D-84364

NORTHERN HILLS INC (62A)                            43,000              *              43,000         0                   0
301 N GUADULPE
STE 202
SANTA FE NM 87501

KYLE D OLINGER & (63)                              200,000              *             200,000         0                   0
JENNIFER T OLINGER
25 CLIFF VIEW DR
ASHVILLE NC 28803

BILL OVERCASH                                       10,000              *              10,000         0                   0
1640 POWERS FERRY RD
BLDG 5 STE 250
MARRETTA GA 30067

PALMER IRREVOCALBE TR (64)                         300,000              *             300,000         0                   0
GLEN PALMER TTEE
2 SAWGRASS DR S
PONTE VEDRA BCH FL 32082

MIKE PEDIA                                           2,500              *               2,500         0                   0
C/O MYLES HUBER
3790 VIA DE LAVALLE
DEL MAR CA 92014

CHRISTINE PETERSON                                   5,000              *               5,000         0                   0
57261 LA JOLLA BLVD
#205
LA JOLLA CA 92037

HELMUT PITSCH (65)                                 120,000              *             120,000         0                   0
KORNERSTR 5
MUNICH GERMANY D-80 469

BETTY POOLE                                          1,000              *               1,000         0                   0
4273 TIDEVIEW DR
JACKSONVILLE FL 32250

PRAYER COMMAND POST (65A)                            2,700              *               2,700         0                   0
C/O GLOBAL AXCESS
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

CHARLES AND LEE PRIZZIA(66)                        300,000              *             300,000         0                   0
1033 SCOTT MILL ROAD
JACKSONVILLE FL 32257

MOHAMMAD RASHIDIAN                                 151,000              *             151,000         0                   0
925 BUTTERCUP DRIVE
JACKSONVILLE FL 32259

                                       41

RBSI                                                 1,800              *               1,800         0                   0
PO BOX 4491
OCEANSIDE CA 92052

MOLLIE REZGUI                                        1,000              *               1,000         0                   0
221 COLIMA CT
APT # 1023
PONTE VEDRE BEACH FL 32082

STEFAN RICKINGER (67)                              132,000              *             132,000         0                   0
IN DER AU 1
PFARRKICHEN GERMANY D-84347

T J IZZO RIRA (67A)                                400,000              *             400,000         0                   0
880 CARILLON PARKWAY
PO BOX 12749
ST PETERSBURG FL 33733-2749

MIKE ROERICK                                       224,800              *             224,800         0                   0
4020 BRAZOS DR
CARROLLTON TX 75007

WILLIAM L ROSS (68)                                400,000              *             400,000         0                   0
1950 LAKESIDE DR S
FERNANDINA BCH FL 32034

DEWEY M ROWLAND                                    190,926              *             190,926         0                   0
2476 E TIGER LILY DR
BOISE ID 83716

JOHANNA SALSBURY                                     1,000              *               1,000         0                   0
100 FAIRWAY PARK BLVD #1502
PONTE VEDRA BEACH FL 32082

ERNST SCHOENBAECHLER (69)                        1,912,434           2.18           1,912,434         0                   0
PO BOX 107
8806 BAECH SWITZERLAND

SERVANT MINISTRIES (70)                              2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

STEVE SETTLES                                    2,220,000           2.50           2,220,000         0                   0
1309 CREIGHTON BLUFF LN
JACKSONVILLE FL 32223

DAYN C SHULMAN                                         500              *                 500         0                   0
301 N GUADALUPE
STE 202
SANTA FE NM 87501

CHRIS SIBERT                                         1,000              *               1,000         0                   0
618 1ST STREET
NEPTUNE BEACH FL 32266

CALEB B SILVER                                         500              *                 500         0                   0
301 N GUADALUPE
STE 202
SANTA FE NM 87501

CLAUDE A SILVER                                        500              *                 500         0                   0
301 N GUADALUPE
STE 202
SANTE FE NM 87501

SKYLINE WESLEYAN                                   200,000              *             200,000         0                   0
12109 VIA HACIENDA
C/O DARYL IDLER
RANCHO SAN DIEGO CA 92019

GERHARD SPARRER (71)                               200,000              *             200,000         0                   0
DIEKESTR 34
MUNICH GERMANY 81829

JOHANNES SPECKER (72)                              150,000              *             150,000         0                   0
FALLSTRASSE 8
MUNCHEN GERMANY 81369

NORBERT STEILEN (73)                               320,000              *             320,000         0                   0
LINDENSTRASSE 4
GRAEFELFING GERMANY 82166

                                       42

GABRIELLE STONE                                      1,000              *               1,000         0                   0
UNIF TRAN MIN ACT
SUSAN WRAY STONE CUST
3674 NEWCREST RD
SAN DIEGO CA 92130

SUSAN WRAY STONE CUST                                1,000              *               1,000         0                   0
GABRIELLE STONE
UNIF TRAN MIN ACT
3674 NEWCREST RD
SAN DIEGO CA 92130

GABRIELLE STONE                                      1,000              *               1,000         0                   0
UNIF TRAN MIN ACT
SUSAN WRAY STONE CUST
3674 NEWCREST RD
SAN DIEGO CA 92130

SUSAN WRAY STONE                                    20,000              *              20,000         0                   0
3674 NEWCREST RD
SAN DIEGO CA 92130

GRESHAM R STONEBURNER (73)                         300,000              *             300,000         0                   0
4312 PAWNEE STREET
JACKSONVILLE FL 32210

JOANN STROUD                                         2,700              *               2,700         0                   0
C/O GLOBAL
224 PONTE VEDRA PARK DR
PONTE VEDRA BCH FL 32082

TERRANCE STUDER                                      1,000              *               1,000         0                   0
1715 HODGES BLVD #720
JACKSONVILLE FL 32224

KIM SULLIVAN & ANNE SULLIVAN JT TEN                  2,375              *               2,375         0                   0
8140 GLEN ALTA WAY
CITRUS HEIGHT CA 95610

DAVID J SURETTE & KAREN L SURETTE **               191,244              *             191,244         0                   0
8787 SOUTHSIDE BLVD #304
JACKSONVILLE FL 32256
BRIGITTE TAUL
GL KONEVEJ 95 S TR
1850 FR BREG
DENMARK

BRIGITTE TAUL (74)                                 120,000              *             120,000         0                   0
GL KONEVEJ 95 S TR
1850 FR BREG DENMARK

BARBARA THURNER (75)                               180,000              *             180,000         0                   0
BERGHAM 6A
OTTERFING GERMANY D-83634

ETHAN L TIMM                                           500              *                 500         0                   0
301 N GUADALUPE
STE 202
SANTA FE NM 87501

GARRET TOMMASULO                                     1,000              *               1,000         0                   0
4421 HEDLEY WAY #208
CHARLOTTE NC 28210

WASHINGTON VELEZ                                     1,245              *               1,245         0                   0
401 ENGLEWOOD WAY
HURST TX 76053

HARTMUT VOSS (76)                                  120,000              *             120,000         0                   0
SCHMITTMANNSTRASSE 4
KOLN GERMANY D.50935

RICHARD A WEINTRAUB                                198,399              *             198,399         0                   0
4515 SADDLE MOUNTAIN CT
SAN DIEGO CA 92130

MICHAEL WIDMER (77)                                100,000              *             100,000         0                   0
147 ALTE LANDSTRASSE
THALWIL, ZURICH SWITZERLAND 8800

JEFFREY WISCH                                        4,000              *               4,000
9232 CLEMATIS ST
MANASSAS VA 20110                                                                                     0                   0

                                       43

KRISTEEN WITT (77A)                                120,000              *             120,000         0                   0
1403 RANCH ROAD
WARSAW IN 46580

ARND WOLPERS (77B)                                 360,000              *             360,000         0                   0
STERZENWEG 21
AMMERLAND GERMANY D-82541

WORLD CAREER MANAGEMENT (78)                        75,000              *              75,000         0                   0
C/O MYLES HUBER
3790 VIA DE LAVALLE
DEL MAR CA 92014

CHRISTINE JEAN WRAY                                  1,000              *               1,000         0                   0
UNIF TRAN MIN ACT
RICHARD LOGAN WRAY CUST
3674 NEWCREST RD
SAN DIEGO CA 92130

JULIE P WRAY                                       100,000              *             100,000         0                   0
3674 NEWCREST RD
SAN DIEGO CA 92130

MICHAEL LOGAN WRAY UNIF TRAN MIN ACT                 1,000              *               1,000         0                   0
RICHARD LOGAN WRAY CUST
3674 NEWCREST RD
SAN DIEGO CA 92130

RICHARD LOGAN WRAY                                  1,000               *              1,000          0                   0
UNIF TRAN MIN ACT
RICHARD LOGAN WRAY CUST
3674 NEWCREST RD
SANDIEGO CA 92130

RICHARD WRAY                                       200,000              *             200,000         0                   0
3674 NEWCREST RD
SAN DIEGO CA 92130

RICHARD LOGAN WRAY                                   5,000              *               5,000
3674 NEWCREST RD
SAN DIEGO CA 92 130

VALFRID E.PALMER Trust                             300,000              *             300,000         0                   0
(78A) VALFRID E. PALMER TTEE
2 SAWGRASS DR S
PONTE VEDRA BCH FL 32082

YOUTH FOR CHRIST                                    10,000              *              10,000         0                   0
12109 VIA HACIENDA
C/O DARYL IDLER
RANCHO SAN DIEGO CA 92019

CAMARYN ZASTOUPIL &                                 50,000              *              50,000         0                   0
PAUL ZASTOUPIL JT TEN
C/O DARYL IDLER
110 WEST "C" STREET
SAN DIEGO CA
92101

ELITE FINANCIAL COMMUNICATIONS
GROUP, LLC (79)
605 CRESCENT EXECUTIVE CT., SUITE 124
LAKE MARY, FL 32746                                200,000              *             200,000         0                    0

TOTAL                                                                             124,909,994

* less than one percent
** Executive Officer and/or director of our company.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. Based on 87,842,227 shares of common stock outstanding as of April 16, 2004.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued. Based on 113,376,387 shares of common stock outstanding

(3) Jerry Daniels is the President of 10th Street Land Management and holds final voting and investment power over securities owned by it.

(4) Represents 688,000 shares of common stock and 200,000 common stock purchase warrants. Konrad Meyer serves as the attorney in fact for 4P Management Partners and holds final voting and investment power over securities owned by it.

(4A) Gerald de Carcaradec serves as the President of Armen Investments and holds final voting and investment power over securities owned by it.

(5) Represents 1,065,000 shares of commons stock and 300,000 common stock purchase warrants.

(5A) P.H. Bolle serves as the President of Asuno, Inc. and holds final voting and investment power over securities owned by it.

(6) Represents 180,000 shares of commons stock and 180,000 common stock purchase warrants.

(7) Represents 6,000,000 shares of commons stock and 12,000,000 common stock purchase warrants. Andrew Worden serves as the Managing Partner of Barron Partners LP and holds final voting and investment power over securities owned by it.

(8) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(9) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(10) Represents 420,000 shares of commons stock and 420,000 common stock purchase warrants. Kurt Freimann serves as the attorney in fact of Berkin Business SA and holds final voting and investment power over securities owned by it.

(11) Louis Garfinkle serves as Partner of Berkley, Gordon, Levin, Goldstein & Garfinkel LLP and holds final voting and investment power over securities owned by it.

(12) Represents 4,066,667 shares of commons stock and 8,133,334 common stock purchase warrants. Renaissance Capital Group, Inc., an investment adviser registered under the Investment Advisers Act of 1940 ("Renaissance Group"), is the investment adviser for BFS US Special Opportunities Trust PLC ("BFS") and shares voting and investment power over securities owned by BFS.

(13) Represents 100,000 shares of commons stock and 100,000 common stock purchase warrants.

(14) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(15) Represents 900,000 shares of commons stock and 900,000 common stock purchase warrants. David Fuchs serves as the Managing Member of Bridges and Pipes LLC and holds final voting and investment power over securities owned by it.

(16) Daryl Idler serves as the President of Cambranch Capital Inc. and holds final voting and investment power over securities owned by it.

(16A) Donald Headlund serves as the President of Cardservice International Inc. and holds final voting and investment power over securities owned by it.

(17) Represents 40,000 shares of commons stock and 60,000 common stock purchase warrants.

(18) Represents 80,000 shares of commons stock and 120,000 common stock purchase warrants.

(19) Represents 150,000 shares of commons stock and 150,000 common stock purchase warrants.

(20) Represents 1,100,000 shares of commons stock and 1,100,000 common stock purchase warrants.

(21) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(22) Represents 740,000 shares of commons stock and 740,000 common stock purchase warrants.

(22A) Represents 1,187,461 shares of commons stock and 60,000 common stock purchase warrants.

(23) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(24) Represents 100,000 shares of commons stock and 150,000 common stock purchase warrants.

(25) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants. Kenneth Taul serves as the Manager of Danrog A/S and holds final voting and investment power over securities owned by it.

(26) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(27) Represents 100,000 shares of commons stock and 150,000 common stock purchase warrants.

(28) Intentionally left blank.

(29) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(30) Represents 300,000 shares of commons stock and 300,000 common stock purchase warrants. James Mitchell Hull serves as the General Partner of Duck Partners, LP and holds final voting and investment power over securities owned by it.

(31) Represents 120,000 shares of commons stock and 120,000 common stock purchase warrants. Kurt Freimann serves as the Investment Adviser of Gudrun Eiz and holds final voting and investment power over securities owned by it.

(31A) Represents 140,000 shares of commons stock and 140,000 common stock purchase warrants. Kurt Freimann serves as the Sole Director of EPM AG and holds final voting and investment power over securities owned by it.

(32) Represents 880,000 shares of commons stock and 880,000 common stock purchase warrants. Kurt Freimann serves as the Sole Director of EPM Holdings AG and holds final voting and investment power over securities owned by it.

(33) Represents 120,000 shares of commons stock and 120,000 common stock purchase warrants.

(34) Represents 4,766,667 shares of commons stock and 7,433,334 common stock purchase warrants. Renaissance Group serves as the investment adviser of Renaissance Capital Growth & Income Fund III, Inc. ("RENN") and shares voting and investment power over securities owned by RENN.

(35) Represents 4,766,667 shares of commons stock and 7,433,334 common stock purchase warrants.

(36) Mike Jacobs serves as the President of General of Intercession and holds final voting and investment power over securities owned by it.

(37) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(38) Represents 1,100,000 shares of commons stock and 1,100,000 common stock purchase warrants.

(39) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(40) Represents 270,000 shares of commons stock and 270,000 common stock purchase warrants.

(41) John R. Clarke serves as the President of HC Wainwright & Co. and holds final voting and investment power over securities owned by it.

(42) Represents 200,000 shares of commons stock and 200,000 common stock purchase warrants.

(43) Represents 150,000 shares of commons stock and 500,000 common stock purchase warrants.

(44) Represents 120,000 shares of commons stock and 120,000 common stock purchase warrants.

(45) Represents 300,000 shares of commons stock and 300,000 common stock purchase warrants.

(46) Represents 409,678 shares of commons stock and 60,000 common stock purchase warrants.

(47) Paul Tan serves as the President of the Indonesian Relief Fund and holds final voting and investment power over securities owned by it.

(47A) Konrad Meyer serves as the President of Interglobe Finance SA and holds final voting and investment power over securities owned by it.

(47B) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(48) Represents 304,000 shares of commons stock and 354,000 common stock purchase warrants.

(49) Represents 75,000 shares of commons stock and 75,000 common stock purchase warrants.

(50) Represents 90,000 shares of commons stock and 90,000 common stock purchase warrants.

(51) Jill Griffith serves as the President of Kingdom Connections International and holds final voting and investment power over securities owned by it.

(52) Represents 100,000 shares of commons stock and 100,000 common stock purchase warrants.

(53) Represents 300,000 shares of commons stock and 300,000 common stock purchase warrants.

(54) Represents 100,000 shares of commons stock and 100,000 common stock purchase warrants.

(55) Represents 1,500,000 shares of commons stock and 1,500,000 common stock purchase warrants.

(55A) Represents 1,300,000 shares of commons stock and 1,300,000 common stock purchase warrants.

(56) Represents 120,000 shares of commons stock and 120,000 common stock purchase warrants. Samir Salameh serves as the President of M&S Regency Inc. and holds final voting and investment power over securities owned by it.

(57) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(58) Richard McKennon serves as the President of McKennon, Wilson & Morgan LLP and holds final voting and investment power over securities owned by it.

(58A) Mel Tari serves as the President of Mel Tari Evangelistic Association and holds final voting and investment power over securities owned by it.

(59) Represents 600,000 shares of commons stock and 600,000 common stock purchase warrants.

(60) Represents 482,488 shares of commons stock and 150,000 common stock purchase warrants.

(61) Represents 40,000 shares of commons stock and 60,000 common stock purchase warrants.

(61A) Represents 371,481 shares of commons stock and 66,000 common stock purchase warrants.

(61B) Richard Wray serves as the President of Newcrest Management Inc. and holds final voting and investment power over securities owned by it.

(62) Represents 90,000 shares of commons stock and 135,000 common stock purchase warrants.

(62A) David Silver serves as the President of Northern Hills Inc. and holds final voting and investment power over securities owned by it.

(63) Represents 100,000 shares of commons stock and 100,000 common stock purchase warrants.

(64) Represents 150,000 shares of commons stock and 150,000 common stock purchase warrants.

(65) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(65A) Lynn Heatley serves as the President of Prayer Command Post and holds final voting and investment power over securities owned by it.

(66) Represents 150,000 shares of commons stock and 150,000 common stock purchase warrants.

(66A) Randy Coleman is the owner of RBSI and holds final voting and investment power over securities owned by it.

(67) Represents 66,000 shares of commons stock and 66,000 common stock purchase warrants.

(67A)Represents 200,000 shares of commons stock and 200,000common stock purchase warrants

(68) Represents 200,000 shares of commons stock and 200,000 common stock purchase warrants.

(69) Nancy Coen serves as the President of Servant Ministries and holds final voting and investment power over securities owned by it.

(70) Represents 80,000 shares of commons stock and 120,000 common stock purchase warrants.

(71) Represents 75,000 shares of commons stock and 75,000 common stock purchase warrants.

(72) Represents 160,000 shares of commons stock and 160,000 common stock purchase warrants.

(73) Represents 150,000 shares of commons stock and 150,000 common stock purchase warrants.

(74) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(75) Represents 90,000 shares of commons stock and 90,000 common stock purchase warrants.

(76) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(77) Represents 40,000 shares of commons stock and 60,000 common stock purchase warrants.

(77A) Represents 60,000 shares of commons stock and 60,000 common stock purchase warrants.

(77B) Represents 180,000 shares of commons stock and 180,000 common stock purchase warrants.

(78) Myles Huber serves as the President of World Career Management and holds final voting and investment power over securities owned by it.

(78A) Represent 150,000 shares of commons stock and 150,000common stock warrants

(79) Represent 200,000 shares of common stock underlying stock options. Dodi Handy, serves as the President of Elite Financial Communications Group, LLC and holds final voting and investment power over securities owned by it.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. A member of Sichenzia Ross Friedman Ference LLP has received 85,000 shares of common stock, from us for general corporate matters.

                                     EXPERTS

Weinberg & Company, P.A. and L.L. Bradford & Company, LLC, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and December 31, 2002, respectively, and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

On June 27, 2003, we notified L.L. Bradford & Company, LLC ("Bradford"), our independent public accountants, that we were terminating their services, effective as of that date. On June 27, 2003, we engaged Weinberg & Company, P.A. as our principal independent accountant. This decision to dismiss Bradford and engage Weinberg & Company, P.A. was taken upon the unanimous approval of our Board of Directors.

During the last two fiscal years ended December 31, 2002 and December 31, 2001 and through June 27, 2003, there were no disagreements between us and Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Bradford would have caused Bradford to make reference to the matter in its reports on our financial statements, and Bradford's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended December 31, 2002 and December 31, 2001 and through June 27, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through June 27, 2003, we have not consulted with Weinberg & Company, P.A. regarding either:

o the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Weinberg & Company, P.A. concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

o any matter that was either subject of disagreement or event, as defined in
Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

We have requested that Bradford furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated June 30, 2003, was filed as Exhibit
16.1 to the Company Form 8-K filed July 1, 2003.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               GLOBAL AXCESS CORP.

                              FINANCIAL STATEMENTS


For the Three Months Ended March 31, 2004 of Global Axcess Corp.

         Condensed Consolidated Balance Sheet as of March 31, 2004 (unaudited)
         F-1 Condensed Consolidated Statements of Operations for the three months
                     ended March 31, 2004 and 2003 (unaudited)                                   F-2
         Condensed Consolidated Statements of Cash Flows for the three months
                     ended March 31, 2004 and 2003 (unaudited)                                   F-3

         Notes to condensed consolidated financial statements (unaudited)                        F-5

For the Years Ended December 31, 2003 and 2002 of Global Axcess Corp.

         Report of Independent Certified Public Auditors
                  for the year ended December 31, 2003                                           F-4
         Report of Indpendent Certified Public Auditors
                  for the year ended December 31, 2002                                           F-15
         Consolidated Balance Sheet as of December 31, 2003                                      F-16
         Consolidated Statement of Income for the years ended
                  December 31, 2003 and 2002                                                     F-17
         Consolidated statements of Stockholders' Equity for the years ended
                  December 31, 2003 and 2002                                                     F-18
         Consolidated statements of Cash Flows for the years ended
                       December 31, 2003 and 2002                                                F-20

         Notes to consolidated financial statements                                              F-22

                           PROGRESSIVE VENTURES, INC.

                              FINANCIAL STATEMENTS

For the Years Ended December 31, 2003 and 2002 of Progressive Ventures, Inc.

         Independent Auditors' Report F-35 Balance Sheets as of December 31,
         2003 and 2002 F-36 Statements of Income for the years ended December
         31, 2003 and 2002 F-37 Statements of Stockholders' Equity for the years ended December 31, 2003 and 2002 F-38 Statements of Cash Flows for the years ended December 31, 2003 and 2002 F-39 Notes to financial statements as of December 31, 2003 and 2002 F-40

                      GLOBAL AXCESS CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2004
                                   (Unaudited)

                                     ASSETS


Current assets
              Cash                                                  $ 4,535,822
              Automated teller machine vault cash                       277,362
              Accounts receivable, net                                  632,447
              Note receivable                                           190,000
              Prepaid expense and other current assets                  122,523
                                                               -----------------
                          Total current assets                      $ 5,758,154

Fixed assets, net                                                     1,944,573

Other assets
              Intangible assets, net                                  6,140,726
              Other assets                                               36,979

                                                               -----------------
Total assets                                                       $ 13,880,432
                                                               =================

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
              Accounts payable and accrued liabilities                $ 789,590
              Automated teller machine vault cash payable               277,362
              Notes payable-related parties - current portion            13,855
              Capital lease obligations - current portion                85,416
                                                               -----------------
                          Total current liabilities                   1,166,223

Long-term liabilities
              Notes payable-related parties - long-term portion         193,693
              Capital lease obligations - long-term portion             170,484
                                                               -----------------
Total liabilities                                                     1,530,400
                                                               -----------------

Commitments and contingencies

Stockholders' equity
    Preferred stock $0.001 par value; 25,000,000 shares
                authorized, 0 shares issued and outstanding                   -
    Common stock; $0.001 par value; 225,000,000 shares authorized,
       80,515,438 shares issued and outstanding                          80,515
    Additional paid-in capital                                       16,426,371
    Common stock to be issued                                         1,966,490
    Accumulated deficit                                              (6,123,344)
                                                               -----------------
                          Total stockholders' equity                 12,350,032

                                                               -----------------
Total liabilities and stockholders' equity                         $ 13,880,432
                                                               =================


      See Accompanying Notes to Condensed Consolidated Financial Statements

                      GLOBAL AXCESS CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                   Three Months Ended March 31,
                                                     2004             2003
                                                  ------------------------------

Revenues                                           $ 2,800,481      $ 2,447,877

Cost of revenues                                     1,577,667        1,634,212
                                                  ------------------------------
               Gross profit                          1,222,814          813,665
                                                  ------------------------------

Operating expenses
              Depreciation and amortization            300,331          209,569
              General and administrative               811,172          694,266
                                                  ------------------------------
                        Total operating expenses     1,111,503          903,835
                                                  ------------------------------

Income/(loss) from operations                          111,311          (90,170)
                                                  ------------------------------
Other expense
              Interest expense                         21,141           25,693
                                                  ------------------------------
                          Total other expense          21,141           25,693
                                                  ------------------------------
Income/(loss) before provision for income taxes         90,170         (115,863)

Provision for income tax benefit                             -           39,000
                                                  ------------------------------
Net Income/( loss)                                    $ 90,170        $ (76,863)
                                                  ==============================

 Basic income/(loss) per common share                   $ 0.00          $ (0.00)
                                                  ==============================

 Basic weighted average common shares outstanding   63,304,477       23,528,148
                                                  ==============================

 Full diluted income/(loss) per common share            $ 0.00
                                                  ==============

 Fully diluted weighted average common shares       91,675,964
                                                  ==============




      See Accompanying Notes to Condensed Consolidated Financial Statements

                      GLOBAL AXCESS CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)




                                                                      March 31, 2004        March 31, 2003
                                                                   --------------------------------------------

Cash flows from operating activities:
      Net income/(loss)                                                  $ 90,170              $ (76,863)
      Adjustments to reconcile net income to net
       cash provided by operating activities:
            Depreciation and amortization                                 300,331                209,569
      Changes in operating assets and liabilities:
            Change in automated teller machine vault cash                 (21,343)              (548,650)
            Change in accounts receivable                                (181,771)                (6,997)
            Change in prepaid expenses and other current assets            (5,431)                26,843
            Change in other assets                                        (14,998)               (38,500)
            Change in accounts payable and accrued liabilities              6,264                (52,725)
            Change in automated teller machine vault cash payable          21,343                548,650
            Change in due to related parties                                   --                (16,500)
                                                                   --------------------------------------------
                    Net cash provided by operating activities             194,565                 44,827
                                                                   --------------------------------------------

Cash flows from investing activities:
      Purchase of fixed assets                                           (291,911)                (1,253)
      Note receivable issued for loan                                    (190,000)                    --
      Purchase of contracts                                            (3,940,000)                    --
                                                                   --------------------------------------------
                   Net cash used in investing activities               (4,421,911)                (1,253)
                                                                   --------------------------------------------

Cash flows from financing activities:
      Proceeds from issuance of common stock                            5,203,442                     --
      Proceeds from common stock to be issued                           1,933,990                     --
      Principal payments on notes payable                                 (40,000)                (1,000)
      Principal payments on notes payable - related parties              (115,544)                    --
      Principal payments on capital lease obligations                     (50,799)               (68,505)
                                                                   --------------------------------------------
        Net cash provided by (used in) financing activities             6,931,089                (69,505)
                                                                   --------------------------------------------

Increase/(decrease) in cash                                             2,703,743                (25,931)

Cash, beginning of period                                               1,832,079                116,568
                                                                   --------------------------------------------

Cash, end of period                                                   $ 4,535,822               $ 90,637
                                                                   ============================================

Supplemental disclosure of cash flow information:
      Cash paid for income taxes                                             $ --                   $ --
                                                                   ============================================
      Cash paid for interest                                             $ 31,141                $ 6,971
                                                                   ============================================



      See Accompanying Notes to Condensed Consolidated Financial Statements



Supplemental schedule of non-cash investing and financing activities:
       Issuance of 430,126 shares of common stock related to finder's
                                                                                      -----------------------
                fee for acquisition of common stock.                                                $ 107,532
                                                                                      =======================

       Issuance of 12,853,485 shares of common stock related to
                                                                                      -----------------------
                exchange of exercise of cashless warrants at $0.10                                $ 1,285,349
                                                                                      =======================

      See Accompanying Notes to Condensed Consolidated Financial Statements


                      GLOBAL AXCESS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2003 of Global Axcess Corp. ("the Company").

The interim condensed consolidated financial statements present the condensed consolidated balance sheet, statements of operations, and cash flows of Global Axcess Corp. and its subsidiaries. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The interim condensed consolidated financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2004 and the results of operations and cash flows presented herein have been included in the condensed consolidated financial statements. Interim results are not necessarily indicative of results of operations for the full year.

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business Global Axcess Corp., through its wholly owned subsidiaries, is an automated teller machine ("ATM") network and processing consolidator that plans to expand through the strategic acquisition of profitable ATM businesses, internal growth and, deployment of enhanced non-banking ATM consumer products worldwide.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share
Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive, see the table below:

                               Three Months Ended
                                 March 31, 2004
                                                      -----------------------
Basic weighted average common shares outstanding                  63,304,477

Add: Dilutive common stock equivalents                            28,371,487
                                                      -----------------------
Fully diluted weighted average common shares                      91,675,964
                                                      =======================



                        Stock-Based Employee Compensation

The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on the date of the grant exceeds the exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:


                          Three months ended March 31,
                                                         2004            2003
                                                    -------------  -------------
Net Income, as reported                              $     90,170   $   (76,863)
Deduct: Stock-based employee compensation
 expense included in reported loss,
 net of related tax effects                                   --            --
Add: Total stock-based employee
 compensation expense determined under
 fair value based methods for all awards,
 net of related tax effects                            (1,327,041)      (70,689)
                                                    -------------  -------------
Pro forma net income/(loss)                          $ (1,236,871)  $  (147,552)
                                                    =============  =============

Net loss per common share
 Basic and diluted income/(loss), as reported        $       0.00     $   (0.00)
                                                    =============   ============
 Basic and diluted income/(loss), pro forma          $      (0.02)     $  (0.01)
                                                    =============  =============


In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

3. COMMITMENTS AND CONTINGENCIES

Leased facilities - During March 2004, the Company extended the operating lease for its facilities under a non-cancelable operating lease for an additional 3 years expiring in March 2009. The agreement calls for an annual base rent of approximately $180,326 with an annual cost of living increase of 3%. Rent Expense during the three month period ending March 31, 2004 and 2003 was $76,606 and $38,101, respectively.

Future minimum rental payments required under the operating lease for the office facilities as of March 31, 2004 are as follows:



remaining nine months of 2004                     $       140,172
2005                                                      191,917
2006                                                      197,674
2007                                                      203,605
2008                                                      209,713
2009                                                       35,476
                                                   ----------------

                                                 $        978,557
                                                   ================

Legal proceedings - On May 30, 2002, the Company filed an amended complaint in the Superior Court of the State of California for the County of Orange against Fred G. Luke, Richard Weed, and Weed & Co. In the complaint, the Company alleged that the defendants or entities controlled by the defendants, improperly received approximately 1,000,000 shares of common stock of the Company pursuant to three Form S-8 Registration Statements as filed with the Securities and Exchange Commission on March 30, 2000, May 30, 2001 and October 12, 2001. The Company was seeking damages in an amount to be proven at trial, that the Agreement and Amended Agreement entered into with Fred G. Luke be rescinded, that a temporary restraining order, a preliminary injunction and a permanent injunction be issued enjoining defendants from transferring the remaining 500,000 shares of common stock of the Company and the payment of reasonable attorney's fees. As of March 31, 2004 the Company settled the claim, in which the Company will be returned 380,000 shares and Mr. Luke will be able to keep 120,000 shares. The other 500,000 was sold in the market and can not be returned. The complaint was settled with no material adverse effect on the Company's condensed consolidated results of operations, cash flows or financial position.

During April 2003, the Company received a notification from the District Court of the State of Texas for the County of Dallas, in regards to a complaint by Mr. Vaneet Duggal, against Nationwide Money Services, Inc., claiming the Company (through the Tallent acquisition) owed Mr. Duggal $106,712, for vault cash. The Company has an agreement with Mr. Jimmy Tallent indemnifying the Company, specifically for any claims brought by Mr. Duggal. As of March 31, 2004 the Company settled the complaint with no material adverse effect on the Company's condensed consolidated results of operations, cash flows or financial position.

During June 2003, the Company received notification from the District Court of the State of Texas for the County of Harris, in regards to the complaint filed by Terran Reneau, Joseph Klimek, L. Micheal Howard and Charlotte Howard, claiming ATM International, Inc., SmartATM and Randell Coleman fraudulently transferred assets to the Company, naming the Company in the filing, the value of which is undetermined. Although it cannot provide assurance, the Company believes that this filing is unfounded since the acquisition of assets was completed before any of the original filings against ATM International, Inc. occurred. As of March 31, 2004 the Company settled the complaint with no material adverse effect on the Company's condensed consolidated results of operations, cash flows or financial position.

During January 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges the following are owed in connection with the employment agreement:

o compensation, bonuses and other benefits of approximately $316,915; and o 450,000 restricted shares and 1,798,500 stock options exercisable at $0.75 per share.

The Company believes that this claim is unfounded. The Company's management believes that this claim will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.

4. CHANGES IN STOCKHOLDERS' EQUITY

January 15, 2004, the Company closed its Regulation S private offering whereby it raised $1,039,500 during the three months ended March 31, 2004 in connection with the sale of 2,204,063 units for $.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock of the Company and one common stock purchase warrant. The common stock purchase warrants are exercisable for a period of three years at an exercise price of $.35 per share.

January 19, 2004, the Company closed its 2nd private offering whereby it raised $490,000 during the three months ended March 31, 2004 in connection with the sale of 1,070,000 units for $.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock of the Company and one common stock purchase warrant. The common stock purchase warrants are exercisable for a period of three years at an exercise price of $.35 per share.

January 29, 2004, the Company raised $3,500,000 in connection with the sale of 14,000,000 shares of common stock for $.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 28,000,000 common stock purchase warrants. The Company issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as follows:

o The F Warrants are exercisable at $.35 per share and are not callable by the Company.

o The G Warrants are exercisable at $.35 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $0.70 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the G Warrant.

o The H Warrants are exercisable at $.50 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $1.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the H Warrant.

o The I Warrants are exercisable at $1.00 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $1.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the I Warrant.

All common shares associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933. However, the Company is required to file a registration statement covering the shares of common stock and the shares underlying the common stock purchase warrants no later then May 30, 2004 and it is required to go effective by July 29, 2004. The Company is currently prepared for this filing.

During January 2004, shareholders exercised stock purchase warrants for 234,963 shares of common stock. These stock purchase warrants were exercised at several prices per share for an amount of $15,155.

During the three months ending March 31, 2004 shareholders exercised stock purchase warrants for an aggregate of 12,853,485 shares of common stock. These stock purchase warrants were exercised on a cashless provision.

During February 2004, shareholders exercised stock purchase warrants for 429,550 shares of common stock. These stock purchase warrants were exercised at $0.10 per share for an amount of $42,955.

Also during February 2004, shareholders exercised stock purchase warrants for 166,666 shares of common stock. These stock purchase warrants were exercised at $0.50 per share for an amount of $83,333.

In March 2004, shareholders exercised stock purchase warrants at $0.35 per share and received $1,966,489. The Company issued 5,618,571 shares on April 1, 2004.

See the table below for all the equity transactions for the three month period ending March 31, 2004:





                                                                 Common Stock              Additional     Common Stock
                                                       --------------------------------
                                                            Shares          Amount      Paid-in Capital   to be issued
                                                       ------------------------------------------------------------------
     Balance as of December 31, 2003                        46,282,648        $ 46,283      $ 11,257,162       $ 32,500

Issuance of common stock in January 2004
related to Reg S Offering at $0.25
per share                                                    4,408,126           4,408         1,035,092              -
Issuance of common stock in January 2004
related to Private Placement 2 at $0.25
per share                                                    2,140,000           2,140           520,360        (32,500)

Issuance of common stock in January 2004
related to Private Placement 3 at $0.25
per share                                                   14,000,000          14,000         3,486,000              -

Stock Warrants from PPM 1 offered in 2003
excercised on cashless provision in February 2004            8,336,744           8,337            (8,337)             -

Stock Warrants from debt cancellation in 2003
excercised on cashless provision in February 2004              912,434             912              (912)             -

Stock Warrants from reset offered in 2003
excercised on cashless provision in February 2004            3,604,307           3,604            (3,604)             -

Stock Warrants from prior years issuances
excercised at $0.10 per share in February 2004                 429,550             430            42,525              -

Stock Warrants from prior years issuances
excercised at $0.50 per share in February 2004                 166,666             167            83,166              -

Issuance of common stock in January 2004
related to warrant exercise and other issuance
per share                                                      234,963             235            14,920              -

Funds received prior to March 31, 2004
shares have not been issued                                          -               -                 -      1,966,489

Net income                                                           -               -                 -              -

                                                       ------------------------------------------------------------------
Balance, March 31, 2004                                     80,515,438        $ 80,516      $ 16,426,372    $ 1,966,489
                                                       ==================================================================




                                                     Prepaid Consulting                     Total
                                                     Services Paid in    Accumulated    Stockholders'
                           Common Stock Deficit Equity
                                                     --------------------------------------------------
     Balance as of December 31, 2003                               $ -    $ (6,213,514)    $ 5,122,430


Issuance of common stock in January 2004
related to Reg S Offering at $0.25                                   -               -       1,039,500
per share
Issuance of common stock in January 2004
related to Private Placement 2 at $0.25                              -               -         490,000
per share

Issuance of common stock in January 2004
related to Private Placement 3 at $0.25                              -               -       3,500,000
per share

Stock Warrants from PPM 1 offered in 2003                            -               -               -
excercised on cashless provision in February 2004

Stock Warrants from debt cancellation in 2003                        -               -               -
excercised on cashless provision in February 2004

Stock Warrants from reset offered in 2003                            -               -               -
excercised on cashless provision in February 2004

Stock Warrants from prior years issuances                            -               -          42,955
excercised at $0.10 per share in February 2004

Stock Warrants from prior years issuances                            -               -          83,333
excercised at $0.50 per share in February 2004

Issuance of common stock in January 2004
related to warrant exercise and other issuance                       -               -          15,155
per share

Funds received prior to March 31, 2004                               -               -       1,966,489
shares have not been issued
                                                                     -          90,170          90,170
Net income
                                                     --------------------------------------------------
                                                                   $ -     $(6,123,344)   $ 12,350,033
Balance, March 31, 2004                              ==================================================


5. BUSINESS ACQUISITION

Acquisition - On February 1, 2004, the Company acquired approximately 900 ATM Merchant processing agreements from Progressive Ventures, Inc. for cash of $3.9 million with contract lives of approximately 40 months. The following table reflects the unaudited pro-forma condensed balance sheet and statement of operations, as of and for the year ended December 31, 2003 as if the acquisition had taken place on January 1, 2003.

                      CONSOLIDATED CONDENSED BALANCE SHEET


                                                     Global Axcess Corp.        Progressive Ventures Inc.       Proforma
                                                       Balance Sheet              Balance Sheet               Balance Sheet
                                                     As of December 31, 2003   As of December 31, 2003     As of December 31, 2003

Cash                                                         $ 1,832,079                  $ 146,718            $ 1,978,797
Automated teller machine vault cash                              298,705                                           298,705
Accounts receivable, net                                         450,676                    137,478                588,154
Shareholder Receivable                                                                       99,300                 99,300
Prepaid expense and other current assets                         117,092                                           117,092
Fixed assets, net                                              1,840,792                      1,684              1,842,476
Intangible assets, net                                         2,312,926                     69,444              2,382,370
Other assets                                                      21,981                                            21,981

                                                   ----------------------      ---------------------      -----------------
Total assets                                                 $ 6,874,251                  $ 454,624            $ 7,328,875
                                                   ======================      =====================      =================


Accounts payable and accrued liabilities                         783,326                     28,309                811,635
Automated teller machine vault cash payable                      298,705                                           298,705
Notes payable-related parties - current portion                   48,320                                            48,320
Notes payable - current portion                                   40,000                                            40,000
Capital lease obligations - current portion                      105,111                                           105,111
Notes payable-related parties - long-term portion                274,771                                           274,771
Capital lease obligations - long-term portion                    201,588                                           201,588
Preferred stock                                                        -                          -                      -
Common stock                                                      46,283                      1,000                 47,283
Additional paid-in capital                                    11,257,161                      2,000             11,259,161
Common stock to be issued                                         32,500                                            32,500
Accumulated deficit                                           (6,213,514)                   423,315             (5,790,199)
                                                                                                                         -
                                                   ----------------------      ---------------------      -----------------
Total liabilities and stockholders' equity                   $ 6,874,251                  $ 454,624            $ 7,328,875
                                                   ======================      =====================      =================

                                                Global Axcess Corp         Progressive Ventures, Inc   Proforma
                                                For the year ended         For the year ended          For the year ended
                                                December 31, 2003          December 31, 2003           December 31, 2003
Revenues                                              $ 10,201,765               $ 2,298,825                 $ 12,500,590

Cost of revenues                                         6,377,846                 1,266,076                  $ 7,643,922
                                                -------------------        ------------------          -------------------
         Gross profit                                    3,823,919                 1,032,749                  $ 4,856,668

Operating expenses
         Depreciation and amortization                     790,795                     5,436                    $ 796,231
         General and administrative                      2,874,999                   378,061                  $ 3,253,060
                                                -------------------        ------------------          -------------------
         Total operating expenses                        3,665,794                   383,497                  $ 4,049,291

                                                -------------------        ------------------          -------------------
Income from operations                                     158,125                   649,252                    $ 807,377
                                                -------------------        ------------------          -------------------

         Other Income/(expense)                            259,823                         -                    $ 259,823
         Interest expense                                 (108,082)                        -                   $ (108,082)
                                                -------------------        ------------------          -------------------
         Total other expense                               151,741                         -                    $ 151,741
                                                -------------------        ------------------          -------------------
Net Income                                                 309,866                   649,252                    $ 959,118
                                                ===================        ==================          ===================

Notes: There were intangible contracts purchased for $3,900,000 and only the revenue and costs of revenue would become part of the Company's financial operation. The contracts purchased were financed through the equity raised in the private placements discussed in Note 4.

6. SUBSEQUENT EVENTS

The Company has signed a letter of intent to purchase assets from an ATM company. The specific information about the purchase is being kept confidential until the transaction is completed.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC AUDITORS

To the Board of Directors
Global Axcess Corp and Subsidiaries
Ponte Vedra Beach, Florida

We have audited the accompanying consolidated balance sheet of Global Axcess Corp and Subsidiaries as of December 31, 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Axcess Corp and Subsidiaries as of December 31, 2003 and the consolidated results of their operations and cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Weinberg & Company, P.A.
February 20, 2004

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Global Axcess Corp and Subsidiaries
Ponte Vedra Beach, Florida

We have audited the consolidated balance sheet of Global Axcess Corp as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Axcess Corp as of December 31, 2002 and the consolidated results of their operations and cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

L.L. Bradford & Company, LLC
January 31, 2003
Las Vegas, Nevada

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
                                     ASSETS

Current assets
     Cash                                                         $   1,832,079
     Automated teller machine vault cash                                298,705
     Accounts receivable, net                                           450,676
     Prepaid expense and other current assets                           117,092
                                                                ----------------
        Total current assets                                          2,698,552

Fixed assets, net                                                     1,840,792

Other assets
     Intangible assets, net                                           2,312,926
     Other assets                                                        21,981
                                                                ----------------

Total assets                                                      $   6,874,251
                                                                ================

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities                     $     783,326
     Automated teller machine vault cash payable                        298,705

     Notes payable-related parties  - curent portion                     48,320
     Notes payable - current portion                                     40,000
     Capital lease obligations - current portion                        105,111
                                                                ----------------
        Total current liabilities                                     1,275,462

Long-term liabilities
     Notes payable-related parties - long-term portion                  274,771

     Capital lease obligations - long-term portion                      201,558
                                                                ----------------

Total liabilities                                                     1,751,822


Commitments and contingencies                                                --

Stockholders' equity
     Preferred stock; $0.001 par value; 25,000,000 shares

        authorized, no shares issued and outstanding                         --
     Common stock; $0.001 par value; 125,000,000 shares
        authorized, 46,282,648 shares issued and
        shares outstanding                                               46,283
     Additional paid-in capital                                      11,257,161
     Common stock payable                                                32,500
     Accumulated deficit                                             (6,213,514)
                                                                ----------------
        Total stockholders' equity                                    5,122,430
                                                                ----------------

Total liabilities and stockholders' equity                        $   6,874,251
                                                                ================

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      For the year ended For the year ended
                       December 31, 2003 December 31, 2002

Revenues                                           $     10,201,765              $      10,815,396


Cost of revenues                                          6,377,846                      7,424,710
                                                   -------------------------     ------------------------


     Gross profit                                         3,823,919                      3,390,686
                                                   -------------------------     ------------------------

Operating expenses

     Depreciation and Amortization                          790,795                      1,064,703

     Selling, general and administrative                  2,874,999                      2,745,407
                                                   -------------------------     ------------------------
        Total operating expenses
                                                          3,665,794                      3,810,110
                                                   -------------------------     ------------------------



     Income/(Loss) from Operations                          158,125                       (419,424)
                                                   -------------------------     ------------------------

Other income (expense)

     Settlement income                                           --                        377,805

     Foregiveness of Debt                                   261,023                             --

     Other (expense)/income                                  (1,200)                       282,500

     Loss on sale of fixed asset                                  -                        (32,956)

     Interest expense                                      (108,082)                      (103,365)
                                                   -------------------------     ------------------------
        Total other income
                                                            151,741                        523,984
                                                   -------------------------     ------------------------


Income before provision for income taxes                    309,866                        104,560


Provision for income taxes                                       --                             --
                                                   -------------------------     ------------------------

Net income                                         $        309,866              $         104,560
                                                   =========================     ========================


Basic income per common share                      $           0.01              $            0.00
                                                   =========================     ========================


Diluted income per common share                    $           0.00              $            0.00
                                                   =========================     ========================
Basic weighted average

     common shares outstanding                           35,163,217                     23,080,116
                                                   =========================     ========================
Diluted weighted average

     common shares outstanding                           72,572,835                     29,134,969
                                                   =========================     ========================

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                        Prepaid
                                                                                        Consulting
                                                                                        Services
                                               Common Stock              Additional     Paid in                        Total
                                              -------------              Paid-in        Common        Accumulate       Stockholders'
                                                 Shares       Amount    Capital         Stock         Deficit          Equity
                                              -----------  -----------  -----------   -----------      -----------    -----------
Balance, December 31, 2001                    18,590,172     $18,590   $ 7,592,371    $        --       $(6,628,171)    $ 982,790

Issuance of common stock in January
  2002 for due to related parties,
  $0.13 per share                              3,961,166       3,961       510,990             --                --       514,951


Issuance of common stock in February
  2002 for stock payable to Cashlink
  International, Inc., $0.48
  Per share                                       80,000          80        38,320             --                --        38,400

Cancellations of shares in April
  2002 previously issued to consultants
  in December 2001                              (300,000)       (300)          300             --                --


Issuance of common stock June
  2002 for consultant services (including
  accounts payable of $4,364),
  $0.12 per share                                 65,000          65         7,540             --                --         7,605


Issuance of common stock in June
  2002 for employee services,
  $0.05 per share                              1,264,400       1,264        67,013             --                --        68,277


Issuance of common stock in July 2002
  For consulting services                        100,000         100        14,900             --                --        15,000

Issuance of common stock in August
  2002 for exercise of stock options,
  $0.14 per share                                  5,000           5           670             --                --           675

Cancellations of shares in August
  2002 previously issued to directors
  in January 2002 for due to related
  parties                                     (1,020,000)     (1,020)        1,020             --                --            --


Issuance of common stock in September
  2002 for consulting services,
  weighted average price of $0.08                313,410         313        25,758             --                --        26,071

Issuance of common stock in October
  2002 for consulting services,
  weighted average price of $0.13                219,000         219        29,091             --                --        29,310

Issuance of common stock in December
  2002 for prepaid consulting services,
  $0.07 per share                                250,000         250        17,250        (17,500)               --            --

Net Income                                            --          --            --             --           104,560       104,560
                                             -----------   ----------   ----------     -----------      -----------   -----------
Balance, December 31, 2002                    23,528,148     $23,527    $8,305,223       $(17,500)      $(6,523,611)  $ 1,787,639
                                             ===========   ==========   ==========     ===========      ===========   ===========

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                      Prepaid
                                     Common Stock                                    Consulting
                             --------------------------    Additional                 Services                           Total
                                                             Paid-in    Common Stock  Paid in       Accumulated       Stockholders'
                                  Shares      Amount         Capital     Payable    Common Stock      Deficit            Equity
                             ------------   -----------   ------------ ------------ ------------- ---------------  ----------------
Cancellation of shares
 in March 2003,
 previously issued
 for an aqcuisition              (655,000)        (655)          655          --            --             --                --

Shares on administrative
  hold andoutstanding           1,000,000        1,000        (1,000)         --            --             --                --

Cancellation of related
 party debt May 2003                                          45,000          --            --             --             45,000

Issuance of common stock
 in June 2003 in exchange
 of related party debt
 cancellation                   1,000,000        1,000        49,000          --            --             --             50,000

Issuance of common stock
 in June 2003 related to
 Private Placement 1 at
 $0.05
 per share                      8,110,000        8,110       385,734          --            --             --            393,844

Issuance of common stock
 in July 2003
 related to Private
 Placement 1 at   $0.05
 per share                      4,100,000        4,100       185,011          --            --             --            189,111

Issuance of common stock
 in July 2003
 for finders fee relating
 to Private
 Placement 1                      385,000          385          (385)         --            --             --                --

Cancellation of related party
 debt September 2003                --             --          6,295          --            --             --              6,295


Issuance of common stock in
 September 2003
 for finders fee relating
 to Private
 Placement 1                       70,000           70           (70)         --            --             --                --

 Purchase of Docutel contract
 in October,
 2003                             750,000          750       424,734          --            --             --            425,484

Issuance of common stock
 in November 2003
 related to Private
 Placement 2 at
 $0.25
 per share                      1,430,000        1,430       341,070          --            --             --            342,500

Issuance of common stock
 in December 2003
 related to Private
 Placement 2 at
 $0.25
 per share                      6,550,000        6,550     1,500,802          --            --             --          1,507,352

Issuance of common stock
 in December 2003
 on exercise of employee
 stock
 options, $0.135
 per share                          4,500            5           628          --            --             --                633


                                      F-18

Issuance of common stock
 in December 2003
 on exercise of employee
 stock
 options, $0.18
 per share                         10,000           10         1,790          --            --             --              1,800

Current year reclassificaiton
 of prepaid
 consulting
 services into accounts
 receivable                          --           --            --            --        17,500             --             17,500

Issuence of Stock options in
 December 2003 based upon fair
 value  black - scholes model        --           --          12,675          --           --              --             12,675


Funds received on December
 31, 2003
 shares have not been
 issued                              --           --            --          32,500         --             --             32,500


Net income                           --           --            --            --           --          309,866          309,866
                             ------------   -----------   ------------ ------------ ------------- ---------------  ----------------

Balance, December 31, 2003   $ 46,282,648    $  46,283   $11,257,161       $32,500   $     --      $(6,213,514)    $  5,122,429
                             ============   ===========  ============  ============ ============= ===============  ================

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the year ended            For the year ended
                                                                 December 31, 2003             December 31, 2002
                                                                 ----------------              ----------------
Cash flows from operating activities:

     Net income                                                       $  309,866                    $   104,560
     Adjustments to reconcile net income to net
      cash provided by operating activities:

        Stock based compensation                                          12,675                        141,899

        Depreciation and amortization                                    790,795                      1,064,703

        Loss on sale of fixed assets                                       --                            32,956

        Settlement income/Cancellation of debt                          (261,023)                      (276,305)
     Changes in operating assets and liabilities:

        Change in automated teller machine vault cash                    (35,002)                     2,361,430

        Change in accounts receivable                                   (169,082)                       168,708

        Change in prepaid expenses and other current assets              (29,251)                       (87,830)

        Change in other assets                                            20,204                        (26,520)

        Change in accounts payable and accrued liabilities              (325,264)                      (335,472)

        Change in automated teller machine vault cash payable             35,002                     (2,361,430)

        Change in due to related parties                                (161,152)                       (52,000)
                                                                 ----------------               ----------------
           Net cash provided by operating activities
                                                                         187,768                        734,699
                                                                 ----------------               ----------------
Cash flows from investing activities:

     Purchase of fixed assets                                           (537,904)                      (105,050)

     Proceeds from sale of fixed assets                                     --                           80,300
                                                                 ----------------               ----------------
           Net cash used in investing activities                        (537,904)                       (24,750)
                                                                 ----------------               ----------------
Cash flows from financing activities:

     Proceeds from issuance of common stock                            2,467,971                            675

     Proceeds form borrowing on notes payable - related parties            --                           100,000

     Principal payments on notes payable                                 (31,583)                       (32,643)

     Principal payments on notes payable - related parties              (130,019)                       (63,584)

     Principal payments on capital lease obligations                    (240,722)                      (852,851)
                                                                  ----------------              ----------------
           Net cash provided by (used in) financing activities         2,065,647                       (848,403)
                                                                  ----------------              ----------------


Increase/(decrease) in cash                                            1,715,511                       (138,454)


Cash, beginning of year                                                  116,568                        255,022
                                                                  ----------------              ----------------


Cash, end of year                                                     $1,832,079                       $116,568
                                                                  ================              ================
Supplemental disclosure of cash flow information:

     Cash paid for income taxes                                       $    --                          $   --
                                                                  ================              ================
     Cash paid for interest

                                                                      $   98,082                       $104,923
                                                                  ================              ================

           See Accompanying Notes to Consolidated Financial Statements

                       GLOBAL AXCESS CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         For the year ended              For the year ended
                                                         December 31, 2003                December 31, 2002
                                                         ----------------                  ---------------
Supplemental schedule of non-cash investing
and financing activities:

Issuance of 3,961,166 shares of common stock in
satisfaction of due to related parties                   $       --                        $      514,951
                                                         ===============                   ===============
Issuance of 80,000 shares of common stock in
satisfaction of


     stock payable to Cashlink International             $      --                         $       38,400
                                                         ===============                   ===============
Issuance of 65,000 shares of common stock for accounts


     payable (excluding services of $3,241)              $      --                         $        4,364
                                                         ===============                   ===============
Issuance of 250,000 shares of common stock for prepaid


     consulting services                                 $      --                         $       17,500
                                                         ===============                   ===============
Issuance of 750,000 shares of common stock for the
purchase of

     Docutel contract for clearinghouse services         $       425,484                   $         --
                                                         ===============                   ===============
Issuance of 1,000,000 shares of common stock related
to

     exchange of related party debt                      $        50,000                   $         --
                                                         ===============                   ===============
Cancellation of related party debt with a grant of

     1,000,000 warrants exercisable at $0.10             $        45,000                   $         --
                                                         ===============                   ===============
Issuance of 455,000 shares of common stock related to
finder's

     fee for acquisition of common stock.                $        22,750                   $         --
                                                         ===============                   ===============
Cancellation of 655,000 shares of common stock


                      previously issued                  $           655                   $         --
                                                         ===============                   ===============
Debt cancellation of notes payable related parties
                                                         $       243,981                   $         --
                                                         ===============                   ===============


Debt cancellation of notes payable                       $        17,042                   $         --
                                                         ===============                   ===============

Debt cancellation of related party debt
of principal shareholder                                 $         6,925                   $         --
                                                         ===============                   ===============

           See Accompanying Notes to Consolidated Financial Statements

1. Description of business and summary of significant policies

Description of business - Global Axcess Corp., through its wholly owned subsidiaries, is an automated teller machine ("ATM") network and processing consolidator that plans to expand through the strategic acquisition of profitable ATM businesses, internal growth and, deployment of enhanced non-banking ATM consumer products worldwide.

Global Axcess Corp (referred to as the "Company") was incorporated in Nevada on May 2, 1984 under the name of Supermarket Video, Inc. The Company underwent several name changes until June 2001, when it changed its name to Global Axcess Corp. Global Axcess Corp is a holding company which conducts all of its operations through its wholly owned subsidiaries.

On October 12, 2003, the Company started Axcess Technology Corporation to develop software products to be sold for ATM management and transaction processing. They added an office in South Africa to help with the development.

On October 24, 2003, the Company started Electronic Payment & Transfer, Corp. to continue the development of card based products initiated under the Company's subsidiaries. These products include payroll cards, debit cards and management of a purchased contract for the Community Technology Network Program (CTNP). The CTNP program was developed by Worldwide Communications Group, Inc. to assist housing authorities and their residents with registration, technology and other benefits. The CTNP's main focus is assisting the U.S. Housing and Urban Development Department with communications and registration of the housing residents. The contract was purchased on October 8, 2003 from Docutel, Corp. for 750,000 shares of the Company's common stock and 500,000 stock options exercisable at the then current market price of $0.35 per share.

Principles of consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Merchant contract concentration - The Company contracts the locations for its machines with various merchants. As of December 31, 2003, the Company has approximately 1,438 active machines, of which approximately 670 machines are contracted through a single merchant. Revenues from these merchants represent approximately 69.4% of total transaction fees.

Definition of fiscal year - The Company's fiscal year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - Transaction service and processing fees are recognized in the period that the service is performed. The Company receives service fees paid by consumers utilizing certain ATMs owned or managed by the Company and interchange fees paid by their banks. The Company records all fees for the entire amount of fees to be received from the transaction for both the ATMs owned and managed by the Company. Processing fees are generally charged on a per transaction basis, depending on the contractual arrangement with the customer. Software sales and services are recorded when complete, shipped and invoiced.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the life of the asset, whichever is shorter. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Effective April 1, 2002, the Company made changes in the estimated useful lives of certain ATM equipment to better reflect the Company's experience as to the service lives and revenue collected from that equipment. This change decreased depreciation expense approximately $624,000 for the year ended December 31, 2002.

Goodwill - In July 2001, the FASB issued SFAS No. 142, 'Goodwill and Other Intangible Assets,' which was required to be adopted for fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of, goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No. 142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compared the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill is not considered to be impaired and the second step was not required. SFAS 142 required completion of this first step within the first six months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeded its fair value, the second step is performed to measure the amount of impairment loss. The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Intangible assets - The Company's intangible assets are made up of contracts with economic contract lives. The contracts are amortized over the economic lives of the contracts.

Impairment of Long-Lived Assets - The Company reviews long-lived assets a for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is no recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell. During the year ended December 31, 2003, the Company determined that there were no long-lived assets that were impaired.

Fair value of financial instruments - The carrying amounts of the Company's long-term liabilities approximate the estimated fair values of the at December 31, 2003. The carrying values of all other financial instruments approximate their fair value.

Earnings per share - Basic earnings per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes - The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

Segment information - The Company discloses segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates under one segment.

Advertising costs - Advertising costs incurred in the normal course of operations are expensed as incurred. No advertising costs have been incurred for the years ended December 31, 2003 and 2002.

Research and development costs - Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.

Expenses of offering - The Company accounts for specific incremental costs directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on the date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net income and earnings per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:


                                                     2003            2002
                                                 --------------  -------------
Net income, as reported                          $     309,866   $     104,560
Add: Stock-based employee compensation
 expense included in reported income (loss),
 net of related tax effects                                 --              --
Deduct: Total stock-based employee
 compensation expense determined under
 fair value based methods for all awards,
 net of related tax effects                           (673,752)       (504,617)
                                                 --------------  --------------
Pro forma net (loss)                             $    (363,886)  $    (400,057)
                                                 ==============  ==============
Net income/(loss) per common share
Basic and diluted income, as reported            $        0.01   $        0.00
                                                 ==============  ==============
Basic and diluted (loss), pro forma              $       (0.01)  $       (0.02)
                                                 ==============  ==============


In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for Employee stock options using the fair value method and, if so, when to begin transition to that method.

Recent accounting pronouncements -

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46 also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS
140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

Management does not believe the adoption of these statements will have a material effect on the Company's consolidated financial position or results of operations.

2. ACQUISITIONS OF ASSETS

On October 8, 2003 the Company purchased all rights and obligations of a Clearinghouse Services contract. The Company issued 750,000 shares of common stock and 500,000 common stock options at an exercise price of $0.35, the then current market value as of the close of the signing of the purchase, from Docutel Services Corp. The total book value of the contract purchase is $425,484 and the purchase price is being amortized over the life of the contract or 84 months. Docutel Services Corp. is eligible to receive additional stock options based upon certain performance goals outlined in the asset purchase agreement. If certain volumes are not met, then the Company will be eligible to receive all shares and options back.

3. Fixed assets

Fixed assets consist of the following as of December 31, 2003:
    Automated teller machines                                                      $      3,421,080
    Furniture and fixtures                                                                    6,698
    Computers, equipment and software                                                       791,231
    Automobiles                                                                              30,152
    Leasehold equipment                                                                      13,454
                                                                                   ----------------
                                                                                          4,262,615
    Less: accumulated depreciation and amortization                                       2,421,822
                                                                                   ----------------

    Fixed assets, net                                                              $      1,840,792
                                                                                   ================

                                      F-25

4. INTANGIBLE assets


Intangible assets consist of the following as of December 31, 2003:

    Goodwill                                                 $      1,311,195
    Merchant contracts                                              1,503,884
                                                             -----------------
                                                                       2,815,079
    Less: accumulated amortization                                   (502,153)
                                                             -----------------

    Intangible assets, net                                   $      2,312,926
                                                             =================


5. AUTOMATED TELLER MACHINE VAULT CASH PAYABLE

Automated teller machine vault cash payable consists of funds collected through providing network and switching services for ATMs. Additionally, these funds have been reported as automated teller machine vault cash payable on the balance sheet with offsetting automated teller machine vault cash at December 31, 2003. As of December 31, 2003, automated teller machine vault cash payable of $298,705 consists of cash collected through network and switching services, payable to various third-parties. The cash is secured with a proportionate share of the automated teller machine vault cash, bearing no interest and due on demand.

During 2002, the Company paid $1,900,000 of a $2,000,000 promissory loan, recorded as vault cash payable, provided by Cardservice International, Inc. (former parent company of Nationwide Money Services, Inc. now stockholder of Global Axcess Corp.). Two other notes were combined during 2002 leaving a balance as of December 31, 2002 of $209,129. $100,000 was paid on the balance in April 2003, and the balance of the loan with added accrued interest was converted to a promissory note in the amount of $117,709 at 8% interest. This note is included with notes payable - related parties (See Note 6).

6. NOTES PAYABLE - RELATED PARTIES

As of December 31, 2003, notes payable - related parties consist of the following:

         Promissory note in the amount of $218,981 from a stockholder, unsecured, payable inmonthly principal and interest installments of $3,000,
         bearing an annual interest rate of 11%, and due June 2013                       $          210,432

         Promissory note of $117,709 provided by Cardservice International, Inc.
         (former parent company of Nationwide Money Services, Inc.
         now shareholder of Global Axcess Corp.), secured with
         the Company's assets, principal and interest payments with
         installments at $3,528 and interest at 8%, due June 2006                                   112,659
                                                                                         ------------------
                                                                                                    323,091
         Less: amounts due within one year                                                           48,320
                                                                                         ------------------

         Long-term portion of note payable                                               $          274,771
                                                                                         ==================

     As of December 31, 2003, principal payments on the notes payable are as follows:

         2004                                                                            $          48,320
         2005                                                                                       54,878
         2006                                                                                       47,120
         2007                                                                                       18,723
         2008                                                                                       20,889
         Thereafter                                                                                133,161
                                                                                         ------------------
                                                                                         $         323,091
                                                                                         ==================

7. NOTES PAYABLE

As of December 31, 2003, notes payable consist of the following:

In 2000 a promissory note of $50,000 from an individual, unsecured, payable in monthly installments of principal and interest installments of $1,982, bearing an annual interest rate of 15%, and due upon demand $ 40,000

Less: amounts due within one year                                                        40,000
                                                                               ------------------

Long-term portion of notes payable                                             $              0
                                                                               ==================

8. CAPITAL LEASE OBLIGATIONS

The Company is obligated under various capital leases for automated teller machines and computer equipment. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. Capital lease obligations totaling $316,769 require minimum monthly lease payments ranging from $198 to $6,732 with interest rates ranging between 9.58% and 17.00%. The future minimum lease payments required under capital lease obligations as of December 31, 2003, are as follows:


2004                                                      $          165,484
2005                                                                 126,428
2006                                                                  71,747
                                                          ------------------
                                                                         363,659
Less: amount representing interest                                    56,960
                                                          ------------------
Present value of minimum lease payments                              306,699
Less: current portion of capital lease obligations                   105,111
                                                          ------------------

                                                          $          201,588
                                                          ==================


Equipment leased under capital leases as of December 31, 2003, totals $1,000,749, which is net of accumulated depreciation of $605,813.

9. CONSULTING AND EMPLOYMENT AGREEMENTS

During January 2002, the Company entered into consulting agreements with several directors, including an agreement with the Chairman as of the date of the agreement, and the President, which provided each person compensation of $7,500 a month. The agreement with the Chairman and President required them to raise $1,000,000 of capital for the Company by May 1, 2002. If the Chairman and President were unable to raise such amounts; one half of their monthly compensation of $7,500 was to be deferred until such capital is raised. On April 29, 2002 the President's consulting agreement was converted to a two-year employment agreement. The Chairman resigned from the board of directors on June 1, 2002. The Company entered into an agreement with the Chairman wherein he was paid $4,000 per month for twelve months concluding May 1, 2003, he is restricted to selling no more than 4,000 shares per week for the same twelve month period subject to Rule 144 requirements. Accordingly, the Chairman has relinquished any claims to prior contracts or agreements.

The Company has the following employment contracts with several executive officers:

The Chief Executive Officer(CEO) has a two year employment contract from November 1, 2001 to December 31, 2003, which has been extended for two additional years until December 31, 2005 under Board and the CEO's's approval. The agreement provides the CEO with the following compensation: an annual salary of $220,000; an annual bonus to be determined and awarded by the Compensation Committee; a signing bonus of 1,322,250 shares of restricted stock; and a 12 month severance agreement.

The President has a two year employment contract from April 29, 2002 to April 29, 2004, which has been extended for two additional years until April 29, 2006 under Board and the President's approval. For performance as a director and officer, the Company will compensate the President with the following: an monthly salary of $7,500 per months, which has been increased to $200,000 once certain milestones were achieved and an annual bonus and stock options to be determined and awarded by the Compensation Committee.

The Executive Vice-President has a two year employment contract from July 1, 2003 to December 31, 2005. For performance as an executive vice-president, the Company will compensate the Executive Vice-President with the following: an annual salary of $135,000 and a commission plan based on certain goals of the Company.

10. COMMON STOCK

As of December 31, 2002, the Company had issued 1,000,000 shares of the Company's common stock to an individual which have been placed on an administrative hold by the stock transfer agent. Currently, the Company is attempting to have these shares returned and cancelled.

During the first quarter ending March 31, 2003, under a settlement agreement with two individuals 655,000 shares of the Company's stock were transferred back to the Company and subsequently cancelled during the second quarter ended June 30, 2003.

During the second quarter ending June 30, 2003, the Company had issued a Private Placement Offering, whereby the Company offered units at a price of $.05 per unit with each unit consisting of one share of common stock and one common stock purchase warrant. The offering closed in July 2003. The amount of shares subscribed to totaled 12,210,000, as of September 30, 2003, of which $610,500 was received in cash, of which $21,251 and 455,000 shares of stock valued at $22,750 were issued as payment of fees.

Also during the second quarter, 1,000,000 shares of stock previously on hold with the transfer agent, pending a legal claim, were released.

Also during the second quarter, $50,000 of debt due to a related party was exchanged for 1,000,000 shares of the Company's common stock, valued at the fair market value on the date of the exchange.

During the third and fourth quarter fiscal year 2003, the Company had issued a second Private Placement Offering, whereby the Company offered units at a price of $.50 per unit with each unit consisting of two shares of common stock and one common stock purchase warrant. The offering closed subsequent to December 31, 2003. The amount of shares subscribed to totaled 7,980,000, as of December 31, 2003, of which $1,995,000 was received in cash, of which $145,147 was paid in fees.

Purchase of Contract -- In October 2003, the Company purchased the Clearinghouse Services Agreement from Docutel Corporation for 750,000 shares of the Companies common stock and 500,000 stock purchase options exercisable at $0.35. Under this Agreement the Company will be responsible to collect data from various vendors that are providing product for a prepaid debit card that will be issued to members of the Community Technology Network Program (CTNP). Additionally the Company will be responsible to collect the fees charged by the vendors to the cardholders and to disburse the funds once collected to the vendors. The CTNP is a program that is marketing various services as well as the prepaid debit card to people who reside in the Department of Housing and Urban Development sponsored housing. The Company earns a monthly fee on each active card as well as additional fees based on the usage of the card by the resident.

During the fourth quarter of fiscal year 2003, two employees exercised stock options totaling 14,500 shares for a total cash payment of $2,408.

11. NET INCOME PER COMMON SHARE

The calculation of basic net income per common share and diluted net income per sommon share is presented below:

                                                                              2003             2002
                                                                              -----         -------
Basic income per common share computation:
    Net income                                                                $309,866        $104,560

    Basic average common shares outstanding                                 35,163,217      23,080,116
                                                                           ----------------------------

    Basic income per common share                                                $0.01           $0.00
                                                                           ----------------------------

Diluted income per common share computation:

    Net income                                                                $309,866        $104,560

    Diluted average common share outstanding                                72,572,835      29,134,969

    Diluted net income per common share                                          $0.00           $0.00
                                                                           ----------------------------

12. STOCK OPTIONS AND Warrants

Stock options - During the years ended December 31, 2003 and 2002, the Company granted stock options totaling 6,197,000 and 2,370,000 shares of its common stock, with a weighted average strike price of $0.32 and $0.77 per share, respectively. Certain stock options were exercisable upon grant and have a life ranging from 4 months to 5 years. The following table summarizes the Company's stock options activity under compensation plans:


                                                 Number        Weighted
                                                  Of            Average
                                                Options      Exercise Price
                                          ---------------- ----------------
Balance, December 31, 2001                      6,978,500  $           0.55
     Options granted                            2,370,000              0.18
     Options canceled                         (4,500,000)              0.15
     Options expired                            (577,000)              0.46
     Options exercised                            (5,000)              0.14
                                          ---------------- ----------------

Balance, December 31, 2002                      4,266,500  $           0.77
     Options granted                            6,197,000              0.32
     Options canceled                                  --                --
     Options expired                            (614,000)              0.18
     Options exercised                           (14,500)              0.17
                                          ---------------  ----------------

Balance, December 31, 2003                      9,835,000  $           0.52
                                          ===============  -===============


Pro forma disclosure - Pro forma information regarding net income and net earnings per share, as disclosed in Note 1, has been determined as if the Company had accounted for its employee stock-based compensation plans and other stock options under the fair value method of SFAS 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plans:

                                                                  2003              2002
                                                            -----------------  ----------------
Weighted-average risk free interest rate                           1.42%             3.77%
Expected life of option (years)                                     2.0               2.0
Expected stock volatility                                          57.2%           224.16%
Expected dividend yield                                            0.00%             0.00%

The following table summarizes information about options outstanding and exercisable at December 31, 2003:

                                                                               Shares Underlying
                         Shares Underlying Options Outstanding                Options Exercisable
                                       Weighted
                      Shares            Average                            Shares
                    Underlying         Remaining        Weighted         Underlying        Weighted
    Exercise          Options         Contractual        Average           Options          Average
      Price         Outstanding          Life        Exercise Price      Exercisable    Exercise Price
---------------  ----------------  ---------------   ---------------  ---------------   ---------------
$0.07   - $0.50      7,995,000        3.86           $    0.26             732,914      $    0.26
 0.51   -  4.00      1,840,000        1.98                1.55           1,840,000           1.55
---------------  ----------------  ---------------   ---------------  ---------------   ---------------
Total                9,835,000        2.81 years     $    0.53           2,572,914      $    0.79
=====            ================  ===============   ===============  ===============   ===============

                     Exercise Price
                   Equals, Exceeds or
     Number of     is Less Than Mkt.   Weighted                           Weighted
Remaining Options   Price of Stock      Average           Range of         Average
       Granted       on Grant Date    Exercise Price    Exercise Price    Fair Value
  ---------------  ----------------  ---------------   ---------------  ---------------
               --       Equals       $            --   $            --  $            --
        1,840,000       Exceeds                 1.55              4.00             1.55
        7,995,000      Less Than                0.26              0.35             0.26
  ---------------                    ---------------   ---------------  ---------------
        9,835,000                    $          0.52   $          0.52  $          0.52
  ===============                    ===============   ===============  ===============

Stock warrants. The following table summarizes the Company's stock warrant activity:


                                                 Number        Weighted
                                                   Of           Average
                                                Warrants     Exercise Price
                                           ---------------  ----------------
Balance, December 31, 2001                       1,783,316  $           7.49
     Warrants granted
     Warrants canceled                                  --                --
     Warrants expired                            (450,000)              2.50
     Warrants exercised                                 --                --
                                           ---------------  ----------------

Balance, December 31, 2002                       1,333,316  $           9.17
                                           ---------------  ----------------
     Warrants granted                           34,225,000              0.39
     Warrants canceled                                  --                --
     Warrants expired                                   --                --
     Warrants exercised                                 --                --
                                           ---------------  ----------------

Balance, December 31, 2003                      35,558,316  $           0.72
                                           ===============  ================


Pro forma disclosure - SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, no pro forma disclosure is required as stock warrants were issued for cash not as part of stock based consideration.

The following table summarizes information about warrants outstanding and exercisable at December 31, 2003:

                                                                               Shares Underlying
                         Shares Underlying Warrants Outstanding              Warrants Exercisable
                                       Weighted
                      Shares            Average                            Shares
                    Underlying         Remaining        Weighted         Underlying        Weighted
                     Warrants         Contractual        Average          Warrants          Average
 Exercise Price     Outstanding          Life         Exercise Price    Exercisable       Exercise Price
-----------------  --------------  ---------------   ---------------  --------------    ---------------
$     0.72          35,558,316         4.2 years     $    0.72           35,558,316     $    0.72
=================  ==============  ===============   ===============  ===============   ===============

13. RELATED PARTY TRANSACTIONS

In January 2002, the Company issued 1,076,250 shares of its commons stock to a stockholder and director of the Company for a signing bonus payable of $139,912. This issuance of common stock was recorded as a decrease in due to related parties.

In January 2002, the Company issued 1,562,666 shares of its commons stock to a stockholder and director of the Company for a signing bonus payable of $203,147. This issuance of common stock was recorded as a decrease in due to related parties.

In January 2002, the Company issued 1,322,250 shares of its commons stock to a stockholder, officer, and director of the Company for a signing bonus payable of $171,892. This issuance of common stock was recorded as a decrease in due to related parties.

In May 2003, the Company issued 600,000 shares of its common stock to a stockholder, officer, and director of the Company, through a Private Placement Offering in an amount of $30,000.

In June 2003, the Company issued 1,000,000 shares of its common stock to a stockholder, officer, and director of the Company, through a Private Placement Offering in an amount of $50,000 offsetting an equal amount of debt currently owed to the Company.

In June 2003, the Company issued 400,000 shares of its common stock to a stockholder, and officer of the Company, through a Private Placement Offering in an amount of $20,000.

In June 2003, the Company issued 200,000 shares of its common stock to a stockholder, officer and director of the Company, through a Private Placement Offering in an amount of $10,000.

In June 2003, the Company issued 100,000 shares of its common stock to a stockholder, and officer of the Company, through a Private Placement Offering in an amount of $5,000.

In June 2003, the Company issued 100,000 shares of its common stock to a stockholder and director of the Company, through a Private Placement Offering in an amount of $5,000.

In June 2003, the Company issued 400,000 shares of its common stock to a stockholder and director of the Company, through a Private Placement Offering in an amount of $20,000.

In July 2003, the Company issued 400,000 shares of its common stock to a stockholder, officer, and director of the Company, through a Private Placement Offering in an amount of $20,000.

As of December 31, 2003, the Company had an unsecured promissory note in the amount of $210,432 outstanding payable to a stockholder of the Company. The note bears interest in the amount of 11% and is due in June 2013. In addition, as of December 31, 2003, the Company had a secured promissory note outstanding in the amount of $112,659 payable to Cardservices International, Inc., the former parent company of Nationwide Money Services, Inc., and is presently a shareholder of the Company. The note bears interest in the amount of 8%, is secured by the Company's assets.

14. Other income

During December 2002, the Company entered into a settlement agreement with the former members of Tallent & Associates, LLC. Pursuant to the settlement agreement, the Company agreed to forgive the note receivable - related party totaling $257,909 and dismiss the lawsuit filed against the former members. The former members agreed to pay an installment receivable totaling $100,000 in two equal installments during December 2002 and February 2003, return 655,000 shares of the Company's common stock, assume notes payable to unrelated parties totaling $143,305, forgive notes payable to the former members totaling $134,500 and dismiss the lawsuit filed against the Company. During 2002, the Company has recognized the settlement income totaling $377,805 related to the $100,000 installment receivable, $143,305 assumed notes payable and $134,500 forgiven notes payable to the former members . The Company will record the receipt and cancellation of the 655,000 common shares as a reduction to Common Stock and increase to Additional Paid-in Capital at the common stock's par value totaling $655. During December 2002, the Company received the first installment of $50,000 for the installment receivable. The remaining balance of $50,000 has been included in Other Current Assets as of December 31, 2002.

During April 2002, an agreement was reached with a vendor to reimburse the Company $282,500 relating to charges that were deemed excessive and had taken place over the prior four years. This one time payment was received in April 2002, and is reflected in the financial statements as other income.

15. Commitments and contingencies

Leased facilities - During March 2003, the Company renewed the operating lease for its facilities under a non-cancelable operating lease. The agreement calls for an annual base rent of approximately $180,326 with an annual cost of living increase of 3%. Rent expense during the years ending December 31, 2003 and 2002 was $119,613 and $119,983, respectively.

Future minimum rental payments required under the operating lease for the office facilities as of December 31, 2003, are as follows:



2004                                                           184,383
2005                                                           189,915
2006                                                            47,827
                                                       ----------------

                                                       $       422,125
                                                       ================



Legal proceedings - On May 30, 2002, the Company filed an amended complaint in the Superior Court of the State of California for the County of Orange against Fred G. Luke, Richard Weed, and Weed & Co. In the complaint, the Company alleged that the defendants or entities controlled by the defendants, improperly received approximately 1,400,000 shares of common stock of the Company pursuant to three Form S-8 Registration Statements as filed with the Securities and Exchange Commission on March 30, 2000, May 30, 2001 and October 12, 2001. The Company is seeking damages in an amount to be proven at trial, that the Agreement and Amended Agreement entered into with Fred G. Luke be rescinded, that a temporary restraining order, a preliminary injunction and a permanent injunction be issued enjoining defendants from transferring 500,000 shares of common stock of the Company and the payment of reasonable attorney's fees. A settlement has been reached with Richard Weed and Weed & Co. during February, 2004. The settlement arrangements are confidential and resolution of this matter will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position as of December 31, 2003.

During the fourth quarter of 2002, the Business Software Alliance ("BSA") conducted an audit of software in use by Global Axcess' subsidiary Nationwide Money Services, Inc. ("NMS"). BSA alleges that NMS infringed on software copyrights for Microsoft and Symantec. On December 5, 2002, BSA sent NMS a letter requesting payment of $237,842 plus attorney fees for purportedly misappropriated software that was installed on NMS computers. While acknowledging that some software was inappropriately installed on NMS computers, NMS disagrees with the facts presented in the BSA letter. NMS has offered to pay $19,815 plus BSA attorney fees. The Company's management believes that potential losses resulting from the resolution of this matter will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position. There have been no changes in the status of threatened infringement.

During April 2003, the Company received a notification from the District Court of the State of Texas for the County of Dallas, in regards to a complaint by Mr. Vaneet Duggal, against Nationwide Money Services, Inc., claiming the Company (through the Tallent acquisition) owed Mr. Duggal $106,712, for vault cash. The Company has an agreement with Mr. Jimmy Tallent indemnifying the Company, specifically for any claims brought by Mr. Duggal. During February, 2004, the Company, Jimmy Tallent and Mr. Duggal settled the claim. As of December 31, 2003, the Company has reserved in the financial statements, for the amount of its settlement, which will not have a material impact on the Company's consolidated results of operations, cash flows or financial position.

During June 2003, the Company received notification from the District Court of the State of Texas for the County of Harris, in regards to the complaint filed by Terran Reneau, Joseph Klimek, L. Micheal Howard and Charlotte Howard, claiming ATM International, Inc., SmartATM and Randell Coleman fraudulently transferred assets to the Company, naming the Company in the filing, the value of which is undetermined. Although it cannot provide assurance, the Company believes that this filing is unfounded since the acquisition of assets was completed before any of the original filings against ATM International, Inc. occurred. Subsequent to the year ended December 31, 2003 the Company has negotiated settled the claim with no obligation to the Company. The settlement will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.

Forgiveness of debt on note payable - related parties - During April 2003, the Company negotiated with a less than 5% stockholder to reduce their note payable owed, from $487,962 to $243,981. Pursuant to the note payable agreement, a payment of $30,000 was made during April 2003 with the remaining balance due in monthly principal and interest installments of $3,000 through April 2013. The note payable is unsecured and bears an interest rate of 11%.

Foregiveness of debt on notes payable - During April 2003, the Company negotiated with an individual to reduce their note payable from $34,083 to $17,042. This balance was paid in April 2003.

Negotiation for forbearance with a related party - The Company has entered into an agreement with Cardservice International, Inc. to change the terms of its note payable. During the period of renegotiation, payments on the note payable were in forbearance. As of December 31, 2003, the remaining balance owed to Cardservice International, Inc. is $112,659, which will be repaid over 36 months with an interest rate of 8%.

Extension of Food Lion contract - As of September 2003, the Company has renegotiated its current contract with Food Lion and has extended the contract another 4.5 years until April 2011.

16. INCOME TAXES

The components of the provision for income taxes were as follows:

                                                                              2003             2002
                                                                           ------------   ------------
Currently payable:
    Federal                                                                $  130,515      $  79,615
    State and local                                                            21,113         12,879
                                                                           ------------   ------------
             Total Current Liability                                          151,627          2,494
                                                                           ------------   ------------
Deferred:
    Federal                                                                    24,637          7,873
    State and local                                                             3,985          1,274
                                                                           ------------   ------------
             Total Deferred Liability                                          28,623          9,147

Total Tax Liability                                                        $  180,250      $ 101,641

Valuation Allowance from NOL Carryforwards:

Current and Deferred Tax Assets                                            $(180,250)     $ (101,641)
                                                                           ------------   ------------
Net Deferred Tax Liability                                                 $       0      $        0
                                                                           ============   ============

As of December 31, 2003, the Company has available net operating loss carryforwards that will expire in various periods through 2021. The Company has used $456,329 and $257,320 of the NOL carryforwards during fiscal years 2003 and 2002, respectively, to offset earnings during those years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for a partial tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

17. SUBSEQUENT EVENTS

During January 2004, the Company closed the 2nd Private Placement Offering for a total raise of $2,465,000 and issued 9,860,000 shares of common stock and 19,720,000 warrants exercisable at different prices ranging from $0.35 to $1.25.

Also during January, the Company closed on a 3rd Private Placement Offering for a total raise of $3.5 million and issued 14,000,000 shares of common stock and 28,000,000 warrants exercisable at different prices ranging from $0.35 to $1.25

During February 2004, the Company closed on a Regulation S offering from European investors with a total raise of $1,078,500 and issued 4,314,000 shares of common stock and 8,628,000 warrants exercisable at different prices ranging from $0.35 to $1.25.

On February 1, 2004, the Company acquired approximately 900 ATM Merchant processing agreements for $3.9 million with contract lives of approximately 40 months.

During March 2004, the Company called warrants from the 2nd Private Placement Offering during 2003. The call raised approximately $2,000,000.

On March 12, 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges that the Company owes to Mr. Collins amounts due under an employment agreement as follows: compensation, bonuses and other benefits of approximately $316,915; performance of the contract for provisions in regards to the Company's stock and stock options in the amount of approximately 450,000 restricted shares and 1,798,500 stock options exercisable at $0.75 per share. The Company believes that this claim is unfounded. The Company's management believes that this claim will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.

                          INDEPENDENT AUDITORS' REPORT

To the President
Progressive Ventures, Inc.
Duluth, Georgia

We have audited the accompanying balance sheets of Progressive Ventures, Inc. as of December 31, 2003 and 2002 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progressive Ventures, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Weinberg & Company, P.A.

April 14, 2004
Boca Raton, Florida

                           PROGRESSIVE VENTURES, INC.
                                 BALANCE SHEETS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                         Assets                                         2003                       2002
                                                                        ----                       ----
Current Assets
Cash                                                               $ 146,718                   $270,193
Accounts recievable                                                  137,478                    286,268
Shareholders' loan receivable                                         99,300                     12,555
Prepaid expenses                                                      69,444                          -
Other current assets                                                       -                        364
                                                           ------------------            ---------------
Total Current Assets                                                 452,940                    569,380
                                                           ------------------            ---------------

Fixed assets                                                          35,914                     33,846
Accumulated depreciation                                             (34,230)                   (28,794)
                                                           ------------------            ---------------
Net fixed assets                                                       1,684                      5,052

                                                           ------------------
                                                                                         ---------------
Total Assets                                                       $ 454,624                   $574,432
                                                           ==================            ===============

          Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities                            $ 28,309                   $ 48,577
                                                           ------------------            ---------------

Stockholders' Equity
Common stock, $1 par value 1000 shares authorized                      1,000                      1,000
issued and outstanding
Paid in capital                                                        2,000                      2,000
Retained earnings                                                    423,315                    522,855
                                                           ------------------            ---------------
Total Stockholders' Equity                                           426,315                    525,855
                                                           ------------------            ---------------

Total Liabilities and Stockholders' Equity                         $ 454,624                   $574,432
                                                           ==================            ===============

                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                       2003                       2002
                                                                       ----                       ----

Revenue                                                      $      2,298,825        $         1,743,692

Cost of sales                                                       1,266,076                  1,019,325

                                                             -----------------       --------------------
Gross Profit                                                        1,032,749                    724,367
                                                             -----------------       --------------------


Operating Expenses
General and administrative                                            378,061                    238,955
Depreciation and amortization                                           5,436                      4,664
                                                             -----------------       --------------------
Total Operating Expenses                                              383,497                    243,619
                                                             -----------------       --------------------

Net Income                                                   $        649,252        $           480,748
                                                             =================       ====================

                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                               Common Stock           Additional                     Total
                                              -------------           Paid-in        Retained     Stockholders'
                                            Shares      Amount        Capital        Earnings      Equity
                                           --------     -------     ------------   -----------     -------------
Balance, December 31, 2001                  1,000       $1,000          $2,000       $238,695         $241,695

Distribution to shareholders                   --           --              --       (196,588)        (196,588)

Net Income                                     --           --              --        480,748          480,748
                                        -----------   ----------    ------------   -----------     -------------
Balance, December 31, 2002                  1,000       $1,000          $2,000       $522,855         $525,855

Distribution to shareholders                   --           --              --       (748,792)        (748,792)

Net Income                                     --           --              --        649,252          649,252
                                      -----------   ----------      ------------   -----------     -------------
Balance, December 31, 2003                  1,000       $1,000          $2,000       $423,315         $426,315
                                      ===========   ==========      ============   ===========     =============

                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                       2003                     2002
Cash flows from operating activities:
Net income                                                         $   649,252            $    480,748
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation                                                             5,436                   4,664
Changes in operating assets and liabilities:
 Change in accounts receivable                                         148,790                 (91,983)
 Change in other assets                                                    364                   3,500
 Change in prepaid expenses                                            (69,444)
 Change in shareholders' loans receivable                              (86,745)                 33,236
 Change in accounts payable and accrued liabilities                    (20,268)                 34,465
                                                                   ------------         ---------------
Net cash provided by operating activities                              627,385                 464,630
                                                                   ------------         ---------------

Cash flows from investing activities:
Purchases of fixed assets                                               (2,068)                 (1,296)
                                                                   ------------         ---------------
Net cash used in investing activities                                   (2,068)                 (1,296)
                                                                   ------------         ---------------

Cash flows from financing activities:
 Distributions to shareholders                                        (748,792)               (196,588)
                                                                   ------------         ---------------
Net cash used in financing activities                                 (748,792)               (196,588)
                                                                   ------------         ---------------
(Decrease)/Increase in cash                                           (123,475)                266,746
Cash, beginning of year                                                270,193                   3,447
                                                                   ------------         ---------------
Cash, end of year                                                    $ 146,718                $270,193
                                                                   ============         ===============

Supplemental disclosure of cash flow information:
Cash paid for income taxes                                           $       -            $          -
                                                                   ============         ===============

Cash paid for interest                                               $       -            $        430
                                                                   ============         ===============

                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

1. Description of business and summary of significant policies

Description of business - Progressive Ventures, Inc., is an automated teller machine ("ATM") processing consolidator in the southeastern United States of America.

Progressive Ventures, Inc. (referred to as the "Company") was incorporated in Texas on February 10, 1999. The Company's operations moved from Texas to the Atlanta, GA area in 2001.

Merchant contract concentration - The Company contracts the locations for ATM machines with various merchants. As of December 31, 2003, the Company had approximately 876 active merchant contracts, of which approximately 670 are contracted in Georgia. Revenues from these merchant contracts represent approximately 100% of total transaction fees. (See Note 6)

Definition of fiscal year - The Company's fiscal year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - Surcharge and interchange processing fees are recognized in the period that the service is performed. The Company receives service fees paid by consumers utilizing certain ATM's owned by the merchants under contract and interchange fees paid by consumer's banks. The Company records all fees for the entire amount of fees to be received from the transaction for the contracted amount of the surcharge or interchange. Processing fees are generally charged on a per transaction basis, depending on the contractual arrangement with the merchant.

Cash - All amounts are strictly cash and there are no other cash equivalents or investments. The Company maintains substantially all of its cash at one financial institution, which may, at times, exceed federally insured limits. The Company had $68,277 and $170,152 in excess of the federally insured limits as of December 31, 2003 and 2002, respectively. The Company has not experienced such losses and does not believe it is exposed to any significant credit risk on its cash.

Accounts receivable - The receivable amounts of monies collected subsequent to the period from revenues generated during the period are accrued for in accounts receivable. All amounts are collected and therefore no reserve is required.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally using straight line declining balance method over the estimated useful lives of the assets, which are generally 3 to 5 years. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

Impairment of Long-Lived Assets - The Company reviews long-lived assets a for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is no recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell. During the year ended December 31, 2003, the Company determined that there were no long-lived assets that were impaired.

                           PROGRESSIVE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

1. Description of business and summary of significant policies (continued)

Income taxes - The Company initially reported taxes under a "C" corporation status until the tax year ending December 31, 2001 and paid taxes on the net income of the Company. The Company changed its status to an "S" corporation in tax year 2002 in which net income is distributed on a percentage of ownership basis to the principles of the Company and is taxable to the principles during those years. Therefore there is no income tax provision for the Company.

Advertising costs - Advertising costs incurred in the normal course of operations are expensed as incurred. No advertising costs have been incurred for the years ended December 31, 2003 and 2002.

Prepaid expenses - During 2003, the Company entered into a three year promotion contract with Atlanta Retailers Association. The cost of the contract was $100,000 and $30,556 was expensed during 2003.

2. Fixed assets

Fixed assets consist of the following as of December 31, 2003 and 2002:

                                             2003               2002
                                              ----              ----

Automated teller machines            $         35,914     $     33,846
Less: accumulated depreciation                 34,240           28,794
                                     ----------------     -------------

Fixed assets, net                    $          1,684     $      5,052
                                     ================    ==============
3. RELATED PARTY TRANSACTIONS

As of December 31, 2003 and 2002, receivables from shareholders consist of:

                                                     2003            2002
                                                     -----           ----

Amounts paid out to shareholders during the year  $  99,300      $  12,155
                                                  ==========     ==========

4. SHAREHOLDER' LOANS RECEIVABLE

In December 2003 and 2002, the Company issued loans to shareholders of $99,300 and $12,555, respectively. The notes were paid back to the Company during the first quarters ending March 31, 2004 and 2003, respectively.

5. Commitments and contingencies

Leased facilities - During February 2003, the Company renewed the operating lease for one year for its facilities under a cancelable operating lease. The agreement calls for a monthly base rent of approximately $1,500 per month. Rent expense during the years ending December 31, 2003 and 2002 was $34,975 and $24,317, respectively. During February 2004, the lease was renewed for one year.

Future approximate minimum rental payments required under the operating lease for the office facilities are as follows:

2004                                   $    36,000
2005                                         3,000
                                       -------------
                                       $    39,000
                                       -------------
                                       -------------

6. SUBSEQUENT EVENTS

During February 2004, the Company sold all of its merchant contracts, the "Progressive ATM" brand name and rights to its processing and service contracts for $3,900,000.

                               GLOBAL AXCESS CORP.
                         PROFORMA FINANCIAL INFORMATION
                      CONSOLIDATED CONDENSED BALANCE SHEET



                                ASSETS                                  Balance Sheet                             Proforma
                                                                      As of December 31, 2003     Adjustments    Balance Sheet
Current assets
    Cash                                                                        $ 1,832,079        $ 1,032,749        2,864,828
    Automated teller machine vault cash                                             298,705                             298,705
    Accounts receivable, net                                                        450,676                             450,676
    Prepaid expense and other current assets                                        117,092                             117,092
                                                                       ---------------------------------------------------------
      Total current assets                                                        2,698,552                           3,731,301

Fixed assets, net                                                                 1,840,792                           1,840,792

Other assets
    Intangible assets, net                                                        2,312,926          3,546,000        5,858,926
    Other assets                                                                     21,981                              21,981
                                                                       ---------------------------------------------------------

Total assets                                                                    $ 6,874,251        $ 3,546,000     $ 11,453,000
                                                                       =========================================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable and accrued liabilities                                      $ 783,326                             783,326
    Automated teller machine vault cash payable                                     298,705                             298,705
    Notes payable-related parties  - curent portion                                  48,320                              48,320
    Notes payable - current portion                                                  40,000                              40,000
    Capital lease obligations - current portion                                     105,111                             105,111
                                                                       ---------------------------------------------------------
      Total current liabilities                                                   1,275,462                           1,275,462

Long-term liabilities
    Notes payable-related parties - long-term portion                               274,771                             274,771
    Notes payable - long-term portion                                                    --                                   -
    Capital lease obligations - long-term portion                                   201,588                             201,588
                                                                       ---------------------------------------------------------

Total liabilities                                                                 1,751,822                           1,751,822

Commitments and contingencies                                                             -                                   -

Stockholders' equity
    Preferred stock; $0.001 par value; 25,000,000 shares
       authorized, no shares issued and outstanding                                       -                  -                -
    Common stock; $0.001 par value; 125,000,000 shares
       authorized, 46,282,648 shares issued and
       shares outstanding                                                            46,283             11,257           57,540
    Additional paid-in capital                                                   11,257,161          3,928,743       15,185,904
    Common Stock Payable                                                             32,500                              32,500
    Accumulated deficit                                                          (6,213,514)           638,749       (5,574,765)
                                                                       ---------------------------------------------------------
      Total stockholders' equity                                                  5,122,430          4,578,749        9,701,179
                                                                       ---------------------------------------------------------
Total liabilities and stockholders' equity                                      $ 6,874,251        $ 4,578,749     $ 11,453,000
                                                                       =========================================================

           See Accompanying Notes to Consolidated Financial Statements

                               GLOBAL AXCESS CORP.
                         PROFORMA FINANCIAL INFORMATION
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                                       For the year ended                            Proforma
                                                                        December 31, 2003         Adjustments     December 31, 2003
                                                                     ---------------------------------------------------------------
Revenues                                                                     $ 10,201,765          $ 2,298,825         $ 12,500,590

Cost of revenues                                                                6,377,846            1,266,076            7,643,922
                                                                     ---------------------------------------------------------------

    Gross profit                                                                3,823,919            1,032,749            4,856,668
                                                                     ---------------------------------------------------------------

Operating expenses
    Depreciation and Amortization                                                 790,795              394,000            1,184,795
    Selling, general and administrative                                         2,874,999                                 2,874,999
                                                                     ---------------------------------------------------------------
      Total operating expenses                                                  3,665,794              394,000            4,059,794
                                                                     ---------------------------------------------------------------

    Income/(Loss) from Operations                                                 158,125              638,749              796,874
                                                                     ---------------------------------------------------------------

Other income (expense)
    Settlement income                                                                   -                                         -
    Foregiveness of Debt                                                          261,023                                   261,023
    Other (expense)/income                                                         (1,200)                                   (1,200)
    Loss on sale of fixed asset                                                         -                                        --
    Interest expense                                                             (108,082)                                 (108,082)
                                                                     ---------------------------------------------------------------
      Total other income                                                          151,740                    -              151,740
                                                                     ---------------------------------------------------------------

Income before provision for income taxes                                          309,866              638,749              948,614

Provision for income taxes                                                              -                                      $  -
                                                                     ---------------------------------------------------------------

Net income                                                                      $ 309,866            $ 638,749            $ 948,614
                                                                     ===============================================================

Basic income per common share                                                      $ 0.01                                    $ 0.02
                                                                     ===============================================================

Diluted income per common share                                                    $ 0.00                                    $ 0.01
                                                                     ===============================================================
Basic weighted average
    common shares outstanding                                                  35,163,217           11,257,143         $ 46,420,360
                                                                     ===============================================================
Diluted weighted average
    common shares outstanding                                                  72,572,835            5,628,571         $ 78,201,406
                                                                     ===============================================================

Notes: There were intangible contracts purchsed for $3,900,000 and only the revenue and costs of revenue would become part of the Company's financial operation. The assets purchased were financed through an equity sale.

           See Accompanying Notes to Consolidated Financial Statements

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT



                 SEC Registration fee                 $ 8,704.35
                 Accounting fees and
                 expenses                              10,000.00*
                 Legal fees and expenses               35,000.00*
                 Miscellaneous                          5,000.00
                                                     -----------
                                         TOTAL        $58,704.35*
                                                     ===========



* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

From March 1, 2001 to June 30, 2001, Global Axcess Corp. (the "Company") sold 450,000 units consisting of one share of common stock and one common stock purchase warrant for an aggregate of $450,000 to several accredited investors pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended.

From June 2001 through October 2001 the Company entered into three asset purchase agreements pursuant to which it issued an aggregate of 4,604,990 shares of common stock and 4,604,990 common stock purchase warrants to several accredited investors.

On August 23, 2001, the Company entered into an agreement with an accredited investor whereby the investor agreed to cancel its outstanding debt in exchange for 15,000 shares of common stock of the Company.

On August 23, 2001, the Company issued 1,800 shares of common stock to an accredited investor in exchange for services rendered.

On October 17, 2002, the Company issued an aggregate of 243,410 shares of common stock to three accredited investors in exchange for services rendered.

From May 8, 2003 to July 30, 2003, the Company engaged in a private placement pursuant to which it sold an aggregate of 12,210,000 units each consisting of one share of common stock and one common stock purchase warrant for an aggregate purchase price of $610,500 to several accredited investors.

From September 8, 2003 through January 15, 2004, the Company engaged in a private placement pursuant to which it sold an aggregate of 4,930,000 units with each unit consisting of two shares of common stock and one common stock purchase warrant for an aggregate purchase price of $2,465,000 to several accredited investors.

From September 8, 2003 through January 15, 2004, the Company engaged in a private placement pursuant to which it sold an aggregate of 2,077,000 units with each unit consisting of two shares of common stock and one common stock purchase warrant for an aggregate purchase price of $1,038,500 to several accredited investors pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended.

In October 2003, Global Axcess Corp. (the "Company") issued 750,000 shares of common stock to Docutel Services Corp. for the purchase of a Clearinghouse Services contract in connection with the Community Technology Network Program
(CTNP). The shares were valued at a price of $.35 per share.

On January 29, 2004, the Company raised $3,500,000 in connection with the sale of 14,000,000 shares of common stock for $.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 28,000,000 common stock purchase warrants.

On February 11, 2004, the Company issued 180,000 shares of common stock to two accredited investors in consideration for services.

* Unless indicated otherwise, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Global Axcess or executive officers of Global Axcess, and transfer was restricted by Global Axcess in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Global Axcess Corp., Inc., a Nevada corporation.

Exhibit                             Description
No.

3.1 Articles of Incorporation - Restated and Amended May 30, 2001(Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

3.2 ByLaws of Global Axcess Corp. - As Amended(Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent ( Incorporated by reference to Form SB-2 Registration Statement filed with the SEC on June 18, 2004)

10.1 Agreement entered into with Food Lion, LLC and Nationwide Money Services, Inc dated October 5, 2001 (Incorporated by reference to form 10KSB filed with the SEC on April 16, 2002)

14.1 Code of Ethics and Business Conduct of Officers, Directors and Employees of Global Axcess Corp. (Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

16.1 Letter from Brown Armstrong Randall Raeyes Paulding & McCown Accountancy Corporation, to the SEC noting agreement with the disclosures in Item 4 (incorporated by reference form 8-K current report filed with the SEC on August 6, 2001)

16.2 Letter from L.L. Bradford & Company, LLC, to the SEC noting agreement with the disclosures in Item 4 (incorporated by reference form 8-K current report filed with the SEC on July 1, 2003)

21.1 List of Subsidiaries (Incorporated by reference to Form SB-2 Registration Statement filed with the SEC on June 18, 2004)

23.1 Consent of Weinberg & Company, P.A.

23.2 Consent of L.L. Bradford & Company, LLC

23.3 Consent of legal counsel (see Exhibit 5.1).
-----------------------

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Ponte Vedra Beach, State of Florida, on July 1, 2004.

                                             GLOBAL AXCESS CORP.


                                            By: /s/ Michael Dodak
                                                -----------------
                                              Name: Michael Dodak
                                              Title: CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on July 1, 2004.



Signature                  Title
------------------------   ---------------------------
/s/Michael Dodak
----------------
Michael Dodak               CEO, Chairman

/s/David Fann
----------------
David Fann                  President, Director


/S/ Don Headlund
----------------
Don Headlund                Director

/s/ Lock Ireland
----------------
Lock Ireland                Director

/S/ Robert Landis
----------------
Robert Landis               Director

/s/ Georg Hochwimmer
--------------------
Georg Hochwimmer            Director

/s/ Robert Jansen
------------------
Robert Jansen               Director

/s/ David Surette
-----------------
David Surette               Chief Financial Officer